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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Sciele Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCIELE PHARMA, INC.
FIVE CONCOURSE PARKWAY, SUITE 1800
ATLANTA, GEORGIA 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
April 25, 2008

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting (the "Annual Meeting") of Stockholders of Sciele Pharma, Inc., a Delaware corporation ("Sciele"), will be held at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346, on April 25, 2008, at 1:00 p.m., local time, for the following purposes:

  1.
  To elect three Class C Directors to Sciele's Board of Directors for a three-year term;

  2.
  To consider and act upon the ratification of the appointment of KPMG LLP as Sciele's independent registered public accounting firm for the year ending December 31, 2008; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        Only stockholders who held their shares at the close of business on March 5, 2008, the record date, are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements thereof.

        A copy of Sciele's Annual Report containing our financial statements is enclosed.

        YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WE INVITE ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOUR VOTE IS IMPORTANT. INSTRUCTIONS REGARDING THE VARIOUS METHODS OF VOTING ARE CONTAINED ON THE PROXY CARD, INCLUDING VOTING BY TOLL-FREE TELEPHONE NUMBER, RETURNING A COMPLETED PROXY CARD OR THE INTERNET. IF YOU WISH, YOU MAY REVOKE YOUR PROXY PRIOR TO THE TIME IT IS VOTED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

By Order of the Board of Directors

Pierre Lapalme Chairman of the Board
Atlanta, Georgia March 12, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on April 25, 2008:

  •
  This Proxy Statement and Sciele's Annual Report to Stockholders for 2007 is available at www.sciele.com.

  •
  The 2008 Annual Meeting of Stockholders of Sciele Pharma, Inc. will be held on April 25, 2008, at 1:00 p.m., local time, at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346. You are invited to attend the meeting in person and if you do, you may cast your vote in person at the meeting.

  •
  The matters to be acted on at the 2008 Annual Meeting of Stockholders are:

  •
  Electing three Class C directors to serve for a three year term,

  •
  Ratifying the appointment of KPMG LLP as the independent registered public accounting firm for Sciele for the year ending December 31, 2008, and

  •
  To transact such other business as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

  •
  In addition to the Proxy Statement and the Annual Report to Stockholders for 2007, Sciele makes available on its internet website (www.sciele.com) its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, all of its other filings with the Securities and Exchange Commission, the charters of each Committee of the Board of Directors and certain additional corporate governance documents. Information contained on Sciele's website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of Sciele's other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that Sciele specifically so provides.

SCIELE PHARMA, INC.
FIVE CONCOURSE PARKWAY, SUITE 1800
ATLANTA, GEORGIA 30328

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
April 25, 2008

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Sciele Pharma, Inc., a Delaware corporation ("Sciele" or the "Company"), for use at Sciele's 2008 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 25, 2008 at 1:00 p.m., local time, at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        Sciele is bearing all the expenses associated with this solicitation. These costs will include the expense of preparing, assembling, printing and mailing the notice to stockholders of record and beneficial owners and printed proxy materials to stockholders who specifically request them, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners' voting instructions. Sciele does not intend to engage a paid outside solicitor in conjunction with the annual meeting, however, in the event Sciele determines to do so, it anticipates that it will hire MacKenzie Partners, Inc. at an approximate cost to Sciele of $9,000 plus expenses. In addition to soliciting proxies by mail, our board members, officers and employees of Sciele, who will receive no additional compensation for their services, may solicit proxies by fax, personal calls and via the Internet.

        Other than the matters set forth in this proxy material, management is not aware of any other matters that may come before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote the shares represented by the effective proxies and will vote them in accordance with their best judgment.

        These proxy materials and the accompanying Annual Report are being mailed on or about March 14, 2008 to our stockholders of record on March 5, 2008.

IMPORTANT

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES EITHER BY TELEPHONE, MAIL OR VIA THE INTERNET. IF YOU CHOOSE TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET, PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD. IF YOU CHOOSE TO VOTE YOUR SHARES BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED TO SCIELE PHARMA, INC., C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717, TO BE RECEIVED NO LATER THAN APRIL 24, 2008. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO SCIELE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROVIDING YOUR PROXY PROMPTLY.

VOTING PROCEDURES

RECORD DATE

        Sciele's Board of Directors has fixed the close of business on March 5, 2008, as the record date for determining which stockholders are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, 36,306,735 shares of Sciele's common stock were outstanding.

QUORUM

        The presence, in person or by proxy, of the holders of a majority of Sciele's outstanding shares of common stock on the record date is necessary to constitute a quorum at the Annual Meeting. A quorum must be present at the Annual Meeting to transact business at the meeting.

VOTING

        Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. Stockholders are not entitled to cumulate their votes. Pursuant to Sciele's Amended and Restated Bylaws, directors are elected by a plurality of the votes cast by stockholders entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present. If a quorum is present at the Annual Meeting, the three nominees who receive the greatest number of votes cast in their favor by the stockholders present, in person or by proxy, and entitled to vote thereon will be elected as Class C Directors. However, our Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, effective as of this year's Annual Meeting, has adopted a policy requiring any nominee not receiving a majority of the votes cast to offer to resign from the Board of Directors, which the Board of Directors may accept or reject in its judgment.

        The ratification of KPMG LLP as Sciele's independent registered public accounting firm for the fiscal year ending December 31, 2008 must receive a "FOR" vote from a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

        Only votes actually cast will be counted for the purpose of determining whether the proposals before the Annual Meeting are passed.

        A stockholder may withhold votes from the nominees or may abstain from voting on the ratification of the appointment of KPMG LLP as Sciele's independent registered public accounting firm by notation on the proxy card, by telephone or via the Internet. If a stockholder properly executes and returns a proxy card or follows and completes the instructions for telephone or Internet voting but does not indicate the stockholder's voting instructions, the person named in the proxy card, in his sole discretion, will vote the proxy for the election of the nominees as directors of Sciele, and for the ratification of the appointment of KPMG LLP as Sciele's independent registered public accounting firm.

        Each of the proposals of Sciele will be considered separately. You may vote "FOR" the director nominees or "WITHHOLD" your vote with respect to any number of director nominees. You may vote "FOR", "AGAINST" or "ABSTAIN" with respect to each other proposal.

REVOCABILITY OF PROXIES

        You may revoke any proxy that you have granted, either through the proxy card or via the Internet, at any time prior to the time it is voted at the Annual Meeting by:

  •
  delivering written notice of revocation to our Secretary at Sciele's Corporate Headquarters located at Five Concourse Parkway, Suite 1800, Atlanta, Georgia 30328;

  •
  delivering an executed proxy bearing a later date to Sciele's Secretary at the above referenced address;

  •
  following the instructions described at the telephone number that permits telephone voting at a later date;

  •
  following the instructions described on the website that permits Internet voting at a later date; or

  •
  attending the Annual Meeting and voting in person.

EFFECT OF ABSTENTIONS ON QUORUM AND VOTING

        If you abstain from voting, your shares will be deemed present at the Annual Meeting for purposes of determining whether a quorum is present. As noted above, each Class C Director will be elected by a plurality of the votes cast. Abstentions will be treated as votes cast at the Annual Meeting. Since directors are elected by a plurality of the votes cast, however, abstentions will not affect the outcome of this matter. The appointment of KPMG LLP as Sciele's independent registered public accounting firm and any other proposals that come before the Annual Meeting will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Abstentions will be counted as shares present and entitled to vote at the meeting and, consequently, will have the same effect as a vote "AGAINST" such proposals.

EFFECT OF BROKER NON-VOTES ON QUORUM AND VOTING

        If a broker holds your shares in street name, you are the beneficial owner of those shares and not the record owner. You should therefore instruct your broker how to vote your shares. As the beneficial owner, rather than as the record owner, if you would like to vote your shares at the Annual Meeting you must obtain a "legal proxy" from the broker that holds your shares.

        If you do not instruct your broker how to vote your shares, your broker is generally entitled, under rules of self-regulatory organizations governing brokers, to vote your shares on routine matters. On non-routine matters, brokers must obtain voting instructions from their customers. Even though broker non-votes will be counted for purposes of determining whether a quorum is present, they will not be counted for purposes of determining the number of votes cast or entitled to vote at the Annual Meeting.

        If your broker chooses not to exercise its discretionary voting authority, the applicable shares present at the meeting will not be counted as votes cast "for" or "against" the election of the Class C Directors, the ratification of the appointment of KPMG LLP as Sciele's independent registered public accounting firm or any other proposal that properly comes before the Annual Meeting and will not directly affect the outcome of any of the proposals to be voted on at the Annual Meeting.

PROXY PROCEDURE

        When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. Furthermore, when the Internet or telephone voting instructions are properly followed and completed, the shares represented will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If no specific instructions are specified, the shares will be voted "for" the election of the three Class C director nominees described below, and for the ratification of the appointment of KPMG LLP as Sciele's independent registered public accounting firm. If other matters properly come before the Annual Meeting, the person named in the accompanying proxy will vote in accordance with his best judgment with respect to such matters.

PROPOSAL I
ELECTION OF CLASS C DIRECTORS

        The persons named in the proxy card will vote to elect the "nominees" named below under "Nominees for Class C Director" unless instructed otherwise in the proxy. The three nominees receiving the greatest number of votes shall be the persons elected as Class C Directors. Shares represented by proxies which are marked "withhold authority" for a nominee will have the same effect as a vote "against" the nominee when determining which nominees received a plurality of the votes cast at the Annual Meeting. However, our Board of Directors upon the recommendation of its Nominating and Corporate Governance Committee, effective as of this year's Annual Meeting, has adopted a policy requiring any nominee not receiving a majority of the votes cast to tender her or his resignation from the Board of Directors, which the Board of Directors may accept or reject in its judgment. The Class C Directors are to hold office until the 2011 annual meeting of stockholders or until their respective successors are duly qualified and elected.

        The names and certain information concerning the persons nominated to be elected as Class C Directors by the Board of Directors at the Annual Meeting are set forth below.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED BELOW UNDER "NOMINEES FOR CLASS C DIRECTOR."

        Although the nominees have consented to serve as directors if elected, and the Board of Directors has no reason to believe that the nominees will be unable to serve as a director, if a nominee withdraws or otherwise becomes unavailable to serve prior to the election at the Annual Meeting, the persons named as proxies in the enclosed proxy card may vote for any substitute nominee designated by the Board of Directors or otherwise properly nominated. The following information regarding Sciele's directors and executive officers, including the nominees, is relevant to your consideration of the slate proposed by the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

        The current directors, director nominees and executive officers of Sciele are as follows:

Name	Age	Position
Patrick P. Fourteau	60	Chief Executive Officer, Director
Edward J. Schutter	56	President and Chief Operating Officer
Darrell Borne	46	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Larry M. Dillaha, M.D.	44	Executive Vice President, Chief Medical Officer
Leslie Zacks	39	Executive Vice President, Chief Legal and Compliance Officer, and Assistant Secretary
Pierre Lapalme(1)(2)(4)	67	Chairman of the Board
Jerry N. Ellis(2)(3)	70	Director
Jerry C. Griffin, M.D.(1)(3).	63	Director
William J. Robinson(1)	60	Director
Jon S. Saxe(2)(3)(4)	71	Director
Patrick J. Zenner(3)(4)	61	Director

(1)
Member of the Mergers and Acquisitions Committee.
(2)
Member of the Audit Committee.
(3)
Member of the Nominating and Corporate Governance Committee.
(4)
Member of the Compensation Committee.

        The Board of Directors is divided into three classes, with each class holding office for staggered three-year terms. Class A and Class B consist of two directors. Class C consists of three directors. The terms of our Class C Directors, Messrs. Lapalme, Robinson and Zenner, expire at the Annual Meeting for which proxies are being solicited pursuant to this Proxy Statement. The terms of the Class A Directors, Messrs. Fourteau and Ellis, expires in 2009. The terms of the Class B Directors, Messrs. Saxe and Griffin, expire in 2010. All executive officers of Sciele are chosen by the Board of Directors and serve at its discretion. There are no family relationships among Sciele's officers and directors.

NOMINEES FOR CLASS C DIRECTORS

        The Board of Directors has nominated Pierre Lapalme, William J. Robinson and Patrick J. Zenner for election as the Class C Directors to the Board of Directors at the Annual Meeting, to serve until the 2011 Annual Meeting of Stockholders or until a successor is elected and qualified or until an earlier resignation or removal. The shares represented by the returned proxy cards and via Internet or telephone voting will be voted "for" the election of Messrs. Lapalme, Robinson and Zenner unless you specify otherwise or unless authority to vote for Messrs. Lapalme, Robinson and Zenner has been withheld in the proxy.

        Pierre Lapalme was elected a director in April 2000. His term as director will expire at the Annual Meeting. Mr. Lapalme served as the President and Chief Executive Officer of Ethypharm Inc. (North America), a global drug delivery systems company, from 1995 through July 2003. He is chairman of the board of directors of BioMarin Pharmaceutical Inc. and is a director of Bioxel Pharma Inc. He is a former member of the board of directors of the National Pharmaceutical Council U.S.A. and of the Pharmaceutical Manufacturers Association of Canada (PMAC). From 1979 to 1990, Mr. Lapalme was Chief Executive Officer and President of Rhone-Poulenc Canada Inc. and Rhone-Poulenc Pharmaceuticals North America. He was appointed Senior Vice President and General Manager Rhone-Poulenc Rorer North America in 1990 and served in that position until 1994. Mr. Lapalme attended both the University of Western Ontario and INSEAD France.

        William J. Robinson was elected a director in April 2005. His term as director will expire at the Annual Meeting. In addition to being a director, Mr. Robinson serves as the Executive Vice President of Global Operations for the UCB Group. Mr. Robinson began his employment with the UCB Group in April 2005. Prior to being elected as a director, from 2004 to 2005 Mr. Robinson served as the Company's Interim Vice President of Commercial Organizational Development. From 2000 to 2004, Mr. Robinson served as the Vice President of Sales and Marketing (USA) of Eli Lilly and Company ("Eli Lilly"). From 1998 to 2000, Mr. Robinson served as Vice President of Lilly Research Labs and team leader of the Prozac product team. From 1997 to 1998, Mr. Robinson served as Area Director Asia Pacific region Singapore for Eli Lilly. From 1976 to 1997, Mr. Robinson served in various other capacities at Eli Lilly.

        Patrick J. Zenner was elected a director in May 2002. His term as director will expire at the Annual Meeting. From 1993 to 2001, Mr. Zenner served as President and Chief Executive Officer of Hoffmann-LaRoche Inc. and served on its Global Pharmaceutical Executive Committee. From 1969 to 1993, Mr. Zenner held various positions at Hoffmann-LaRoche including sales representative and Vice President and General Manager of Roche Laboratories. He is a director of Genron Corporation, Exact Sciences, Inc., West Pharmaceutical Services, Arqule, Inc., CuraGen Corp., Nextwave Pharmaceuticals Inc. and Xoma Ltd. and is also a director of two private companies. Mr. Zenner received a B.S.B.A. from Creighton University and an M.B.A. from Fairleigh Dickinson University.

DIRECTORS NOT STANDING FOR ELECTION AND EXECUTIVE OFFICERS

Class A Directors

        Patrick P. Fourteau was elected a director in May 2004, and his current term as director will expire at the annual meeting of stockholders to be held in 2009. He has served as the Company's Chief Executive Officer since November 2003. From May 2003 until December 2007 he also served as President. From May 2003 through November 2003 he served as Chief Operating Officer. Mr. Fourteau is a seasoned pharmaceutical industry executive having over 25 years of industry experience, with particular expertise in executing sales strategies for pharmaceutical products. Prior to joining Sciele Pharma, Mr. Fourteau most recently served as President of Ventiv Health Sales from 2002 to 2003. His prior experience includes service as President of various divisions of St. Jude Medical from 1995 to 2000 and service as an executive with Eli Lilly prior to 1995. He holds a B.A. and a Masters in Mathematics from UC Berkeley and an M.B.A. from Harvard University. Mr. Fourteau also serves as a member of the board of directors of Insys Therapeutics, Inc.

        Jerry N. Ellis was elected a director in November 2000. His term as director will expire at the annual meeting of stockholders to be held in 2009. Mr. Ellis has over 30 years of auditing and accounting experience. From 1994 to 2000, Mr. Ellis was a consultant to Arthur Andersen LLP for services focusing on international auditing, audit committee practices, business risk management and training. From 1973 to 1994, he was a partner at Arthur Andersen LLP in their Dallas, Madrid and Chicago offices. From 1962 to 1973, Mr. Ellis was an auditor at Arthur Andersen LLP. Mr. Ellis is a director of Akorn, Inc. Mr. Ellis was an Adjunct Professor of Advanced Auditing at the University of Iowa from 2001 through 2006. He serves on the Board of Trustees as Vice Chairman of the Board of William Penn University. Mr. Ellis is a Certified Public Accountant and received a B.B.A. and an M.B.A. degree from the University of Iowa.

Class B Directors

        Jon S. Saxe was elected a director in January 2000, and his current term as director will expire at the annual meeting of stockholders to be held in 2010. He also serves as a director of PDL BioPharma, Inc. of which he served as President from 1995 to 1999. In addition, he is a director of InSite Vision, SciClone Pharmaceuticals, Inc., Durect Corporation, Entelos, Inc. (chairman; which is a UK publicly traded company on the London stock exchange) and several private companies. Prior to 1995, Mr. Saxe served as a Principal of Saxe Associates, the President, Chief Executive Officer and a director of Synergen, Inc. and held various positions including Vice President of Licensing and Corporate Development and Head of the Patent Law Department for Hoffmann-LaRoche, Inc. Mr. Saxe received a B.S. Ch.E. degree from Carnegie-Mellon University, a J.D. degree from George Washington University School of Law and an L.L.M. degree from New York University School of Law.

        Jerry C. Griffin, M.D.    was elected a director in October 2006, and his current term as director will expire at the annual meeting of stockholders to be held in 2010. Dr. Griffin is President of Griffin & Schwartz Scientific Services, Inc., which provides consulting and management services to pharmaceutical and medical device companies. From 1999 until 2006, Dr. Griffin served as president, chief executive officer and as a director of POINT Biomedical Corp., a development stage specialty pharmaceutical company. From 1992 through 1998, he served in various positions at InControl Inc. Prior to 1992 Dr. Griffin was Professor of Medicine and a member of the Cardiology faculty of the University of California at San Francisco. Dr. Griffin serves on the board of directors of CryoCor, Inc., a public company engaged in clinical trials of a novel percutaneous cryocatheter for the ablation of atrial flutter and fibrillation, to which he was elected in 2001. Dr. Griffin also serves on the boards of several private, development stage companies. Dr. Griffin received his M.D. degree from the University of Mississippi School of Medicine.

EXECUTIVE OFFICERS

        Patrick P. Fourteau (Biographical information provided above).

        Edward J. Schutter was appointed President and Chief Operating Officer in December 2007 after serving as Executive Vice President and Chief Commercial Officer since April 2006. From 1990 to 2005, Mr. Schutter worked at Solvay Pharmaceuticals, Inc. where he was Vice President, Global Business Development and Licensing from 2003 to 2005. Prior to that, Mr. Schutter held various positions within Solvay Pharmaceuticals, Inc. including Director, Business Development, from 2001 to 2002, National Sales Director, Primary Care/Cardiovascular from 1999 to 2000, Western Area Sales Director from 1997 to 1998, Director, Business Information from 1995 to 1996, Director, Managed Care from 1993 to 1995 and Senior Product Manager, Women's Health from 1991 to 1992. Mr. Schutter holds a B.S. in Pharmacy from Mercer University and an M.B.A. from Kennesaw State University.

        Darrell Borne was appointed Chief Financial Officer in December 2002 and Treasurer and Secretary in January 2003 and made an Executive Vice President in March 2006. From 2000 to 2002, Mr. Borne worked for Elastic Networks, Inc., where he most recently served as Chief Financial Officer. Mr. Borne also worked from 1996 to 2000 for Rollins, Inc., where he most recently served as Vice President of Finance. Mr. Borne has previously held financial management positions at Rockdale Hospital, Mobil Corporation and Advanced Technology, Inc. Mr. Borne holds a B.A. in Accounting from the University of South Florida and an M.B.A. from Marymount University.

        Larry M. Dillaha, M.D.    was appointed Executive Vice President, Chief Medical Officer in April 2006. From 2003 until joining the Company, Mr. Dillaha served as the Director, Medical Affairs for Sanofi-Aventis. Mr. Dillaha also served as the Medical Therapeutic Liaison for Sanofi-Synthelabo from 2002 until 2003. From 2000 to 2002, Mr. Dillaha was the Medical Director at Baptist Hospital Outpatient Primary Care Clinics. Mr. Dillaha earned his M.D. degree from the University of Tennessee. He also holds a B.A. in Biology from the University of Tennessee.

        Leslie Zacks was appointed Executive Vice President, Chief Legal and Compliance Officer and Assistant Secretary in May 2007. Prior to this appointment, Mr. Zacks served as the Company's Vice President of Legal and Compliance. Mr. Zacks has been an attorney in Atlanta, Georgia since 1994. From 2002 to 2004, Mr. Zacks worked at Hunton & Williams LLP where he was a partner in the Intellectual Property Litigation department. Mr. Zacks is a registered patent attorney who has litigated commercial and intellectual property disputes since 2000. Mr. Zacks has held associate positions from 2000 to 2002 at Powell, Goldstein, Frazer & Murphy LLP and from 1994 to 2000 at Webb, Carlock, Copeland, Semler and Stair, P.C. Mr. Zacks holds a J.D. and a B.A. in English from the University of Florida.

CERTAIN LEGAL PROCEEDINGS

        The Company, certain former and current officers and directors are defendants in a consolidated securities lawsuit filed on August 22, 2002 in the United States District Court for the Northern District of Georgia. Plaintiffs in the class action alleged in general terms that we violated Sections 11 and 12(a) of the Securities Act of 1933 and that we violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In an amended complaint, Plaintiffs claim that we issued a series of materially false and misleading statements to the market in connection with our public offering on April 24, 2002 and thereafter relating to alleged "channel stuffing" activities. The amended complaint also alleged controlling person liability on behalf of certain of our officers under Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934. Plaintiffs seek an unspecified amount of compensatory damages.

        On September 29, 2004, the U.S. District Court for the Northern District of Georgia held that the amended complaint was a "shotgun" pleading because it failed to properly link the allegations with the causes of action. The court indicated that it would dismiss, without prejudice, the class action lawsuit unless Plaintiffs amended their complaint to correct the pleading deficiencies and pay all of the Defendants' fees and costs associated with filing the motion to dismiss the lawsuit. Plaintiffs did not file a second amended complaint as permitted, but instead filed a motion asking the District Court to lift the condition in its September 29, 2004 order that they must pay Defendants' fees and costs before further amendment. On June 22, 2005, the District Court denied Plaintiffs' motion and gave them another opportunity to amend if they paid Defendants' fees and costs. Once again, Plaintiffs chose not to file a second amended complaint. Instead, Plaintiffs filed an appeal to the United States Court of Appeals for the Eleventh Circuit.

        On September 18, 2006, the Eleventh Circuit Court of Appeals affirmed the District Court's determination that the Amended Complaint was a "shotgun pleading" that did not satisfy the pleading requirements under the federal rules. The Court of Appeals, however, disagreed with the remedy ordered by the District Court. Instead of dismissing the Amended Complaint with a right to further amend if Plaintiffs paid Defendants' fees and costs, the Court of Appeals held that the District Court should have ordered Plaintiffs to replead under Federal Rule of Civil Procedure 12(e). The Court of Appeals also held that Plaintiffs' claims under the Securities Act of 1933 must meet the heightened pleading standards of Federal Rule of Civil Procedure 9(b) because those claims sound in fraud. Accordingly, the Court of Appeals vacated the District Court's orders and remanded with instructions to order a repleading. On April 20, 2007, Plaintiffs filed a second amended complaint. On June 29, 2007, the Company filed a motion to dismiss the second amended complaint, which currently is pending. No accrual is recorded in the Company's financial statements related to this case as the Company believes that its risk of loss is remote.

        The parties recently engaged in a mediation that led to an agreement in principle to settle all of the claims in the class action lawsuit. The settlement is to be entirely funded by the Company's insurance carriers. The parties have entered into a Memorandum of Understanding regarding certain terms of the settlement. The settlement is subject to preliminary and final approval by the District Court. The Company expects to receive these approvals during 2008.

        On September 10, 2007, the Company received a Paragraph 4 certification in connection with Sular 40mg indicating that Mylan Laboratories, Inc. wishes to introduce a generic version of this product. On November 9, 2007, the Company received a Paragraph 4 certification in connection with Sular 20mg and 30mg indicating that Mylan Laboratories, Inc. wishes to introduce a generic version of each of these products. These certifications relate to U.S. Patent No. 4,892,741 which expires June 8, 2008. As a result, the Company has initiated patent litigation in the United States District Court for the District of Delaware.

        Sciele is also involved with other various legal proceedings incident to the course of business. None of these proceedings are expected to have a material adverse effect on Sciele's consolidated financial statements.

BOARD AND COMMITTEE MATTERS

        During the fiscal year ended December 31, 2007, the Board of Directors held a total of thirteen (13) meetings and also took action by written consent. Each member of the Board of Directors who served on the Board of Directors during 2007 attended more than 75% of the meetings of the Board of Directors and committees of the Board of Directors of which he was a member.

Committee Overview

        Sciele has the following standing committees of its Board of Directors: Compensation Committee, Audit Committee, Nominating and Corporate Governance Committee and Mergers and Acquisitions Committee. Each committee, other than the Mergers and Acquisitions Committee, has a charter which is available for your review at the following website, www.sciele.com. You will find the charters by clicking "Investor Relations" and then "Committee Charters" under Corporate Governance. The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of Sciele's other filings under the Securities Act or the Exchange Act, except to the extent that Sciele specifically so provides. The Audit Committee reviewed and reaffirmed its charter in December 2007. A copy of the Audit Committee Charter accompanies this proxy statement as Appendix A.

Compensation Committee

        The Compensation Committee is responsible for designing, evaluating and recommending salaries and incentive compensation plans, policies and programs for Sciele's Board of Directors, chief executive officer and executive officers, including, without limitation, annual and long-term incentive plans, and overseeing and accounting for Sciele's 2002 Stock Plan, the 2003 Nonqualified Stock Option Plan, the Employee Stock Ownership Plan, the 401(k) Plan, the Executive Deferred Compensation Plan, the 2007 Stock Incentive Plan and the general welfare benefit plans. In addition, the Compensation Committee is responsible for reviewing with management and recommending to the Board of Directors that it include the Compensation Discussion and Analysis and Tables in this proxy statement.

        The current members of the Compensation Committee are Patrick J. Zenner, Jon S. Saxe and Pierre Lapalme. During 2007, the Compensation Committee held two (2) meetings. Sciele's Board of Directors has determined that the members of our Compensation Committee are independent as defined in Rule 4200(a)(15) and 4350(c) of the National Association of Securities Dealers, Inc. ("NASD") Listing Standards for Nasdaq-listed companies.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has been an officer or employee of the Company. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the U.S. Securities and Exchange Commission.

Audit Committee

        The Audit Committee is responsible for: (i) serving as an independent and objective party to review the financial statements and management's discussion and analysis of financial condition and results of operations contained in Sciele's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, (ii) reviewing and appraising the audit efforts of Sciele's independent registered public accountants, (iii) providing an open avenue of communication among the independent public auditors, financial and senior management and the Board of Directors, (iv) pre-approving all audit and permissible non-audit services to be performed for Sciele by its independent registered public accountants, and (v) the appointing, compensating, overseeing and, if applicable, replacing the independent registered public accountants which audit Sciele's financial statements. The current members of the Audit Committee are Jon S. Saxe, Jerry N. Ellis and Pierre Lapalme.

        During 2007, the Audit Committee held five (5) meetings. Sciele's Board of Directors has determined that the members of our Audit Committee are independent as defined in Rules 4200(a)(15) and 4350(c) of the NASD Listing Standards for Nasdaq-listed companies and have the knowledge and experience required by Rule 4350(d). The Board of Directors has also determined that Jerry N. Ellis is an audit committee financial expert, as defined by the regulations promulgated by the SEC.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for: (i) establishing criteria for membership on the Board of Directors, (ii) identifying and recruiting individuals qualified to become members of the Board of Directors, (iii) reviewing and considering candidates to the Board of Directors recommended by stockholders, (iv) conducting appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates to the Board of Directors, (v) recommending qualified candidates for nomination to the Board of Directors, (vi) ensuring that the Audit, Compensation and Nominating and Corporate Governance Committees have the benefit of qualified and experienced "independent directors" as defined by the NASD Listing Standards for Nasdaq-listed companies and that the Audit Committee has the benefit of members with requisite knowledge and skills, including an audit committee financial expert, and (vii) developing and recommending to the Board of Directors, and then overseeing, a set of effective corporate governance policies and procedures applicable to Sciele. The current members of the Nominating and Corporate Governance Committee are Jerry N. Ellis, Patrick J. Zenner, Jon S. Saxe and Dr. Jerry C. Griffin.

        During 2007, the Nominating and Corporate Governance Committee held five (5) meetings. Sciele's Board of Directors has determined that the members of our Nominating and Corporate Governance Committee are independent as defined in Rule 4200(a)(15) of the NASD Listing Standards for Nasdaq-listed companies.

Mergers and Acquisitions Committee

        The Board of Directors maintains a Mergers and Acquisitions Committee that is responsible for advising Sciele with respect to the identification and realization of merger and acquisition opportunities. In 2007, the Mergers and Acquisitions Committee held four (4) meetings. The current members of the Mergers and Acquisitions Committee are Pierre Lapalme, William J. Robinson and Dr. Jerry C. Griffin.

CORPORATE GOVERNANCE MATTERS

Identifying Nominees

        The Nominating and Corporate Governance Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, officers and employees of Sciele, and other sources that the committee deems appropriate. The Nominating and Corporate Governance Committee also considers stockholder recommendations for nominees for director subject to such recommendations being made in accordance with Sciele's Amended and Restated Bylaws described below. In addition to the Nominating and Corporate Governance Committee Charter, Sciele has adopted Corporate Governance Guidelines that contain, among other matters, important information concerning the Nominating and Corporate Governance Committee's responsibilities with respect to the director nomination process. The Nominating and Corporate Governance Committee has a charter which is available for your review at the following website, www.sciele.com. You will find the charter by clicking "Investor Relations" and then "Committee Charters" under "Corporate Governance." The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of Sciele's other filings under the Securities Act or the Exchange Act, except to the extent that Sciele specifically so provides.

Stockholder Nominations

        Sciele's Amended and Restated Bylaws provide that stockholders may nominate directors at any annual meeting, or special meeting called for the purpose of electing directors, by following certain procedures. The stockholder must be a stockholder on the date he or she provides Sciele timely notice of the nomination and must also be a stockholder on the record date for the stockholder meeting. In order for a stockholder to provide timely notice to Sciele of a nomination, the stockholder must deliver or mail the notice to the Secretary of Sciele at Five Concourse Parkway, Suite 1800, Atlanta, Georgia, 30328, and the notice must be received by the Secretary at that address (a) in the case of an annual meeting, not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year's annual meeting; provided, however, if the annual meeting is more than 30 days prior to or 60 days after the anniversary date of the previous year's annual meeting, then the notice must be received not later than the later of (i) the close of business 90 days prior to the annual meeting or (ii) the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or publicly disclosed and (b) in the case of a special meeting, not later than the close of business on the tenth (10th) day following the day on which the notice of the date of the special meeting was mailed or publicly disclosed, whichever occurs first.

        The stockholder notice of the nomination must also contain certain types of information. The notice must set forth as to the proposed nominee the following: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of Sciele which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition, the notice must set forth as to the stockholder giving the notice the following: (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of Sciele which are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Lastly, the notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Evaluation of Prospective Nominees

        When evaluating prospective nominees, the Nominating and Corporate Governance Committee considers the current composition of the Board of Directors and the characteristics of each individual under consideration, including that individual's competencies, experience, reputation, integrity, independence, potential for conflicts of interest and other qualities the committee deems appropriate. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Nominating and Corporate Governance Committee also considers that individual's past contribution and future commitment to Sciele. The Nominating and Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. Additionally, the Nominating and Corporate Governance Committee will continue to seek to populate the Board of Directors with a sufficient number of independent directors to satisfy Nasdaq listing standards and SEC requirements. The Nominating and Corporate Governance Committee will also seek to assure that the Board of Directors, and consequently the Audit Committee, will have at least three independent members that satisfy Nasdaq financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.

        There is no difference in the manner by which the Nominating and Corporate Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

Source of Current Nominees

        The current nominees are incumbent directors.

Stockholder Communications with the Board of Directors

        We encourage stockholders to communicate with our Board of Directors by sending written correspondence to Sciele's Chairman of the Nominating and Corporate Governance Committee, at Five Concourse Parkway, Suite 1800, Atlanta, GA 30328. Sciele does not screen correspondence for content but may screen regular incoming mail for security reasons. The Chairman of the Nominating and Corporate Governance Committee and his duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairman of the Nominating and Corporate Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications are to be presented to the full Board of Directors or other appropriate body.

Current Independent Directors and Executive Sessions

        Sciele's Board of Directors has determined that Messrs. Ellis, Lapalme, Saxe, Zenner and Griffin are independent as defined in Rule 4200(a)(15) of the NASD Listing Standards for Nasdaq-listed companies. The independent directors of the Board of Directors meet in executive session at least semi-annually.

Policy Regarding Attendance at Annual Meetings

        Historically, Sciele's annual meetings have been well attended by its directors. Last year each of the directors attended the annual meeting. In 2004, Sciele instituted a policy expressly encouraging directors to attend annual meetings.

Codes of Ethics

        Sciele has adopted a Code of Ethics for its Chief Executive Officer and senior financial officers. Sciele has also adopted a Code of Business Conduct and Ethics for all directors, officers and employees. Copies of each of these codes may be found at the website www.sciele.com. You will find the codes by clicking "Investor Relations" and then "Corporate Documents" under "Corporate Governance." Sciele intends to satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on its website.

        This year, the Board of Directors, at the recommendation of our Nominating and Corporate Governance Committee, adopted the following additional governance policies. The full text of these new policies may be found in our Corporate Governance Guidelines posted in our website under "Investor Relations" and then "Guidelines" under "Corporate Governance." The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of Sciele's other filings under the Securities Act or the Exchange Act, except to the extent that Sciele specifically so provides.

General Standards for Directors

        We strengthened the general standards for our Directors by establishing desired attributes expected in our Directors and strengthening our expectations of their commitment to the Board and Company. We now state that certain factors shall be considered, such as time to devote to Board matters, skills, age and other factors.

Service on other Boards

        While not establishing a numerical limit for the total number of boards on which our Directors may serve, we have made it clear that we expect our Directors to have sufficient time to devote to our Board of Directors. We now require each Director to advise our Nominating and Corporate Governance Committee prior to accepting a position on another board.

Accelerated Vesting Policy

        In addition to the benefits of our Accelerated Vesting Plan, any non-employee Director who has served on the Board of Directors for at least five years will have all unvested equity awards accelerated in full upon termination of service for any reason other than "for cause."

Stock Ownership Policy

        We now require our Directors and senior executives to hold a certain amount of our stock and stock-based equity awards. The required holding levels depend on the office each person holds.

        Notwithstanding anything to the contrary set forth in any of Sciele's filings under the Securities Act or the Exchange Act that might incorporate other Sciele filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        During fiscal year 2007, the Audit Committee of the Board of Directors reviewed the quality and integrity of Sciele's consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the oversight of its audit function and its independent registered public accounting firm and other significant financial matters. The Audit Committee consists of three of Sciele's outside directors. The current members of the Audit Committee satisfy Rule 4350(d)(2)(A) and Rule 4200 of the NASD Listing Standards for Nasdaq-listed companies, including, without limitation the requirement that all Audit Committee members are independent and have the requisite knowledge and experience required by such rules. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that Jerry N. Ellis is the Audit Committee's "financial expert." Sciele maintains a traditional fiscal year which ends on December 31st. During fiscal year 2007, the Audit Committee met five times.

        The Audit Committee's work is guided by a written charter which has been approved and adopted by the Board of Directors. The Audit Committee regularly reviews its charter to ensure that it meets all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the Nasdaq National Market. In 2007, the Audit Committee reviewed its charter and determined it complies with all applicable laws, rules and regulations. A copy of the current Audit Committee charter is available on the Company's website located at www.sciele.com. You will find the charter by clicking "Investor Relations" and then "Committee Charters" under "Corporate Governance." The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of Sciele's other filings under the Securities Act or the Exchange Act, except to the extent that Sciele specifically so provides. The Audit Committee is further responsible for maintaining and overseeing the Company's whistle-blower policy. In 2007, no matter was reported under this policy.

        The Audit Committee oversees Sciele's accounting and financial reporting processes, both internal and external, and audits of Sciele's financial statements, on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Sciele's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States and for reporting on management's assessment of internal financial and accounting controls.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the 2007 fiscal year. The Audit Committee has also discussed with BDO Seidman, LLP, Sciele's independent registered public accounting firm during the 2007 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61—Communications with Audit Committees (and its interpretations) and Rule 2-07 of Regulation S-X.

        The Audit Committee has received and reviewed the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee) and has discussed with BDO Seidman, LLP its independence from Sciele. The Audit Committee has concluded that BDO Seidman, LLP is independent from Sciele.

        The Audit Committee has monitored Sciele's compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding reporting related to and audit of internal control over financial reporting. The monitoring process has included regular reports and representations by management and BDO Seidman, LLP. Management and BDO Seidman, LLP have each been provided full and unlimited access to the Audit Committee to discuss the adequacy of internal control over financial reporting, and any other matters which they believe should be brought to the attention of the Audit Committee. Further, through periodic meetings with the Company's management, the Audit Committee also monitors the Company's compliance with industry-applicable regulatory requirements.

        The Audit Committee has reviewed the certifications of the executive officers of Sciele contained in its Annual Report on Form 10-K for the year ended December 31, 2007, as well as reports issued by BDO Seidman, LLP contained in the Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements, (ii) management's assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of Sciele be included in its Annual Report on Form 10-K for the year ended December 31, 2007 and filed with the SEC.

AUDIT COMMITTEE
Jon S. Saxe, Audit Committee Chairman Jerry N. Ellis, Audit Committee Member and Financial Expert Pierre Lapalme, Audit Committee Member

INDEPENDENT AUDITOR MATTERS

Appointment of Independent Registered Public Accounting Firm

        On March 7, 2008, KPMG LLP was appointed to audit the financial statements of Sciele for the fiscal year ending December 31, 2008. Representatives of KPMG LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from our stockholders.

Change of Independent Registered Public Accounting Firm

        At a meeting held on March 7, 2008, the Audit Committee approved the dismissal of BDO Seidman, LLP, as the independent registered public accounting firm of Sciele. At this meeting, the Audit Committee also approved the engagement of KPMG LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2008.

        The report of BDO Seidman, LLP on Sciele's financial statements for the fiscal year ending December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During Sciele's fiscal year ending December 31, 2007, and in the subsequent interim period through March 7, 2008, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman, LLP would have caused it to make reference to the matter in their report. Sciele requested BDO Seidman, LLP to furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated March 11, 2008 is filed as Exhibit 16 to Sciele's Form 8-K filed on March 11, 2008.

        There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K for the fiscal year ending December 31, 2007 or for the subsequent interim period through March 7, 2008, except:

          In the Company's Annual Report on Form 10-K which the Company filed with the SEC on February 29, 2008, management's Annual Report on the Internal Control over Financial Reporting stated, and BDO's report on internal controls stated, that because of the material weakness disclosed in those reports, the Company's internal control over financial reporting was not effective as of December 31, 2007, based on the COSO criteria. BDO advised the Company of the weakness in the Company's system of internal controls over financial reporting, as disclosed in those reports, relating to the Company's accounting for its investments in other companies.

        During Sciele's fiscal year ending December 31, 2007, and in the subsequent interim period through March 7, 2008, neither Sciele nor anyone acting on its behalf consulted with KPMG LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Sciele's consolidated financial statements, or (ii) any matter that was either the subject of a disagreement or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

AUDIT AND NON-AUDIT FEES

        The following table shows the aggregate fees billed to the Company for professional services by BDO Seidman, LLP for fiscal years 2006 and 2007:

	2007	2006
Audit Fees	$723,500	$376,000
Audit Related Fees	—	—
Tax Fees	67,244	—
All Other Fees	—	—

Total Fees	$790,744	$376,000

        Audit fees include the aggregate fees billed for professional services rendered for the audits of the Company's financial statements for fiscal years 2006 and 2007, for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q during fiscal years 2006 and 2007, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years. The principal accountants did not employ an additional accounting firm to assist in the completion of the audit for the most recent fiscal year.

PRE-APPROVAL POLICY

        The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. All fees set forth in the above table were approved by the Audit Committee in accordance with the foregoing pre-approval process. These procedures include reviewing a detailed budget for audit and permitted non-audit services. The budget includes a description and scope of, and a budgeted amount for, the particular categories of services that are anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of service and to engage the independent registered public accounting firm for, or expand the scope of, any service not specifically included in the budget. In approving the budget, the Audit Committee considers whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with Sciele's business, people, culture, accounting systems, risk profile, and whether the services enhance Sciele's ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth certain information regarding the beneficial ownership of Sciele's common stock as of March 5, 2008 by all persons known by Sciele to own beneficially more than five percent (5%) of the common stock, each director, each of the persons named as a Named Executive Officer in the Summary Compensation Table in this Proxy Statement, and all directors and executive officers as a group.

        Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of common stock listed as owned by that person or entity. Except as otherwise noted below, the address of each person listed below is Sciele's address.

        The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days of March 5, 2008 through the exercise of any stock option, warrant or other right. The inclusion in the following tables of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

        The following table sets forth information with respect to all persons who are known to Sciele to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock as of March 5, 2008.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned	Percent of Class
Common Stock	Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	2,620,762	7.2%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,492,747	6.9%
Common Stock	Barclays Global Investors UK Holdings Ltd 1 Churchill Place Canary Wharf London, England E14 5HP	2,206,705	6.1%
Common Stock	Putnam Investment Management, LLc. One Post Office Square Boston, Massachusetts 02109	2,053,120	5.7%
Common Stock	FMR Corporation (Fidelity Management and Research Group) 82 Devonshire Street Boston, MA 02109	1,963,100	5.4%
Common Stock	Morgan Stanley 1585 Broadway New York, NY 10036	1,868,262	5.1%

        The following table sets forth the shares of Common Stock beneficially owned as of March 5, 2007 by Sciele's directors and nominees, its Named Executive Officers and its directors and executive officers as a group. Except as otherwise noted, such persons have sole investment and voting power over the shares.

Title of Class	Name of Beneficial Owner	Amount & Nature of Shares Beneficially Owned	Percent of Class
Common Stock
	Pierre Lapalme(1)	32,375	*
	Jerry N. Ellis(2)	33,000	*
	Jerry C. Griffin, M.D.(3)	12,500	*
	William J. Robinson(4)	28,750	*
	Jon S. Saxe(5)	53,750	*
	Patrick J. Zenner(6)	66,800	*
	Patrick P. Fourteau(7)	751,242	2.1%
	Edward J. Schutter(8)	115,984	*
	Darrell Borne(9)	266,899	*
	Larry M. Dillaha, M.D.(10)	75,736	*
	Leslie Zacks(11)	115,175	*
	All current directors and executive officers as a group (11 persons)	1,552,211	4.3%

*
Represents less than one percent ownership.

(1)
Includes 18,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days, 13,125 shares of restricted common stock and 1,250 shares owned outright.

(2)
Includes 19,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days, 13,125 shares of restricted common stock and 625 shares owned outright.

(3)
Includes 11,875 shares of restricted common stock and 625 shares owned outright.

(4)
Includes 13,750 shares of common stock issuable upon exercise of stock options exercisable within 60 days, 13,125 shares of restricted common stock and 1,875 shares owned outright.

(5)
Includes 25,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days, 13,125 shares of restricted common stock and 15,375 shares owned outright.

(6)
Includes 38,800 shares of common stock issuable upon exercise of stock options exercisable within 60 days, 13,125 shares of restricted common stock and 14,875 shares owned outright.

(7)
Includes 343,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days, 327,742 shares of restricted common stock and 80,000 shares owned outright.

(8)
Includes 109,292 shares of restricted common stock and 6,692 shares owned outright.

(9)
Includes 73,199 shares of common stock issuable upon exercise of stock options exercisable within 60 days, 185,100 shares of restricted common stock and 8,600 shares owned outright.

(10)
Includes 68,750 shares of restricted common stock and 6,986 shares owned outright.

(11)
Includes 43,750 shares of common stock issuable upon exercise of stock options exercisable within 60 days and 71,425 shares of restricted common stock.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS

        The executive compensation program for our named executive officers is administered by the Compensation Committee of the Board of Directors, and described below. The named executive officers ("NEOs") for the fiscal year ended December 31, 2007 include our

  •
  Chief Executive Officer, Mr. Patrick P. Fourteau;

  •
  President and Chief Operating Officer, Mr. Edward J. Schutter;

  •
  Executive Vice President, Chief Financial Officer, Secretary and Treasurer, Mr. Darrell Borne;

  •
  Executive Vice President and Chief Medical Officer, Larry M. Dillaha, M.D.; and

  •
  Executive Vice President, Chief Legal and Compliance Officer and Assistant Secretary, Mr. Leslie Zacks.

        Two of our NEOs received a promotion in 2007. On December 4, 2007, Mr. Edward J. Schutter was promoted from the position of Executive Vice President and Chief Commercial Officer to the position of President and Chief Operating Officer. On May 16, 2007, Mr. Leslie Zacks was promoted from the position of Vice President and Legal and Compliance Officer to the position of Executive Vice President, Chief Legal and Compliance Officer and Assistant Secretary. The compensation of Mr. Schutter and Mr. Zacks were reviewed at the time of their promotion and change in responsibilities.

OVERVIEW OF EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

        The compensation of our NEOs is designed to be performance and retention based. Our "pay-for-performance" philosophy on both an individual and corporate level is among the fundamental tenants of our executive compensation program. We have adopted an approach to compensation comprised of a mix of short-term and long-term components that are designed to provide proper incentives and reward for our NEOs.

        Our intent regarding the compensation of our NEOs is to provide salary levels and compensation incentives that:

  •
  are competitive within the life science and pharmaceutical industry;

  •
  attract and retain talented and experienced executives;

  •
  motivate our executives to manage our business to meet our short-term and long-term business objectives;

  •
  align the interests of our executives and stockholders by motivating the executives to increase stockholder value; and

  •
  tie executive compensation to the achievement of certain short-term and long-term individual and corporate objectives.

PROCEDURES FOR DETERMINING COMPENSATION

        Our Compensation Committee has the overall responsibility for designing, evaluating and recommending annually to the Board of Directors salaries, incentive plan compensation, policies and programs for our NEOs.

        To fulfill its duties, the Compensation Committee annually reviews and evaluates corporate goals and objectives relevant to the compensation of the NEOs. To support setting corporate and individual goals and objectives and making compensation determinations, the Compensation Committee relies on the following:

  •
  input from our Chief Executive Officer for NEOs other than himself;

  •
  information from the peer group analysis and benchmark surveys prepared by an independent compensation consultant;

  •
  our corporate performance; and

  •
  the historical compensation of each NEO over a three-year period.

        While the Compensation Committee tends to rely heavily on the advice received from its independent compensation consultant, it supplements its analysis with the other factors. The Compensation Committee exercises broad discretion to determine how each factor translates into pay determinations, although the Compensation Committee consistently applies the compensation philosophies contained in this report.

ROLE OF THE CHIEF EXECUTIVE OFFICER

        The Compensation Committee relies on input from our Chief Executive Officer in setting each NEO's performance objectives, evaluating the actual performance of each NEO (other than the Chief Executive Officer) against those objectives and recommending appropriate salary and incentive awards to the Board of Directors. The Chief Executive Officer does not vote in Compensation Committee meetings, and participates solely to provide information and explanations regarding his compensation recommendations for other NEOs and employees. In its sole discretion, the Compensation Committee may accept or deny, in whole or in part, the recommendations of the Chief Executive Officer. The Compensation Committee evaluates the Chief Executive Officer's performance and recommends compensation levels to the Board of Directors. The Board of Directors has the final authority regarding the overall compensation structure for the NEOs. In its sole discretion, the Board of Directors may accept or deny, in whole or in part, the recommendations of the Compensation Committee. Generally, the Board of Directors accepts the recommendations of the Compensation Committee without adjustment.

INDEPENDENT COMPENSATION CONSULTANT

        The Compensation Committee is authorized under its charter to engage the services of independent compensation consultants from time to time. In 2007, the Compensation Committee engaged Aon Consulting to serve as independent compensation consultant and advisor to the Compensation Committee, and to evaluate the competitiveness of the Company's executive compensation program.

        In this capacity, Aon Consulting reviews Compensation Committee materials, assists the Compensation Committee with program design, generally provides advice to the Compensation Committee as compensation issues arise and provides recommendations on certain specific aspects of our compensation program.

        In 2006, Aon Consulting performed a peer group analysis and benchmark survey and recommended the compensation levels of our NEOs for fiscal year 2007. Aon Consulting analyzed two sources of data—the Radford Biotechnology Executive Survey (which is a recognized resource within the life science and pharmaceutical industry for compensation data) and comparative executive compensation levels, as published in the disclosures of peer pharmaceutical companies.

        When making compensation decisions for the NEOs, the Compensation Committee considers the compensation practices with respect to the five highest paid executives of similarly sized companies within the life science and pharmaceutical industry. The selected peer companies include:

•	Alpharma, Inc.	•	Kos Pharmaceuticals
•	Axcan Pharma	•	Medicines Co.
•	Barr Laboratories, Inc.	•	Medicis Pharmaceutical Corp.
•	Bentley Pharmaceuticals	•	Par Pharmaceutical Companies, Inc.
•	Bradley Pharmaceutical	•	Salix Pharmaceuticals Ltd.
•	Endo Pharmaceuticals	•	Sepracor
•	KV Pharmaceutical	•	Valeant Pharmaceuticals

        In addition, the Compensation Committee considered data from the Radford Biotechnology Executive Survey, which takes into account more than 500 companies. The Compensation Committee also takes into consideration that, as an Atlanta-based company, Sciele is not located in a major pharmaceutical industry center and recruiting is somewhat more challenging.

CORPORATE PERFORMANCE

        Our pay-for-performance philosophy emphasizes each individual's responsibility for high achievement, and provides a strong link between pay and performance on both an individual and Company level. Generally, our performance is measured by the following factors, which may vary as required by business conditions:

  •
  long-term and short-term strategic goals;

  •
  revenue goals;

  •
  profitability;

  •
  cash flow goals; and

  •
  new business creation.

        In setting these goals and measuring an NEO's performance against these goals, we consider the performance of our competitors and general economic conditions.

HISTORICAL COMPENSATION

        In setting compensation for each NEO, the Compensation Committee reviews each NEO's total annual compensation from the previous three years, including the various elements described below.

ELEMENTS OF COMPENSATION

        The compensation of our NEOs consists primarily of four major components:

  •
  base salary;

  •
  annual bonus;

  •
  Long-term incentive awards; and

  •
  Employee benefits programs:

  •
  Retirement benefits (including both qualified and nonqualified plans)

  •
  Heath and welfare benefits

  •
  Perquisites and other benefits

  •
  Severance and change in control benefits.

        In determining compensation packages for our NEOs, the Compensation Committee places greater emphasis on variable and long-term compensation over fixed and short-term compensation, particularly in the case of the Chief Executive Officer. Generally, Sciele aims for slightly below market median base salaries, near median total cash compensation, and fully competitive total compensation through above-market equity awards. We make a significant portion of our NEOs' compensation variable and long-term, which is consistent with our pay-for-performance executive compensation philosophy.

BASE SALARY

        In general, the base salaries are designed to provide a consistent base of income and to attract the appropriate level of talent. Consistent with our pay-for-performance compensation philosophy, each NEO's base salary is designed to be modest, yet competitive with comparable positions in the peer group companies. The Compensation Committee established as the target for the base salaries of our NEOs a range of the 25th to 75th percentile of base salary compensation paid to executives in comparable positions at the peer group companies and as set forth in general industry survey data. Specific compensation decisions were made using the range developed with individual variations based on sustained contributions, annual performance achievements, historical awards and experience in the position.

        Mr. Patrick P. Fourteau, Chief Executive Officer.    In December 2006, the Board of Directors increased the base salary of Mr. Fourteau from $325,000 to $375,000 to be effective January 1, 2007. The data from Aon Consulting indicated that Mr. Fourteau's previous base salary of $325,000 was just above the 25th percentile of the general industry survey data, and below the 25th percentile of the peer group analysis. The Compensation Committee, based in part upon the recommendation of Aon Consulting and in consideration of Mr. Fourteau's role as the chief executive officer, approved a 15% increase in Mr. Fourteau's base salary to $375,000 effective January 1, 2007. The increase established Mr. Fourteau's base salary between the 25th and 50th percentile of the general industry survey data. The Compensation Committee decided to utilize gradual salary increases, rather than a single substantial increase, to position Mr. Fourteau's base salary at or above the 25th percentile of the peer group level.

        Other Named Executive Officers.    In December 2006, the Board of Directors increased the base salaries for the other NEOs to be effective January 1, 2007. The base salary increases for each of the NEOs are shown in the Summary Compensation Table below. The data compiled by Aon Consulting indicated their previous base salaries were between the 25th and 50th percentile of the general industry survey data and the peer group analysis. The Compensation Committee, based in part upon the recommendation of Aon Consulting and in consideration of each NEO's performance, approved base salary increases effective January 1, 2007. Effective May 16, 2007, Mr. Zacks received an increase in his base salary from $230,000 to $250,000 in connection with his promotion.

        In December 2007, the Board of Directors approved adjustments to the NEOs' annual rates of salary for fiscal year 2008. The annual rates of salary for fiscal year 2007, as well as the immediately preceding and subsequent years are presented in the table below:

Executive	2008	2007	2006

Patrick P. Fourteau Chief Executive Officer	397,500	375,000	325,000

Edward J. Schutter President and Chief Operating Officer	325,000	280,000	260,000

Darrell Borne Executive Vice President, Chief Financial Officer, Secretary and Treasurer	297,000	280,000	240,000

Larry M. Dillaha, M.D. Executive Vice President and Chief Medical Officer	260,000	240,000	200,000

Leslie Zacks Executive Vice President, Chief Legal and Compliance Officer and Assistant Secretary	260,000	250,000	205,000

        In connection with Mr. Schutter's promotion to President and Chief Operating Officer, the Board of Directors increased Mr. Schutter's base salary for 2008 to $325,000.

ANNUAL BONUS

        Consistent with our pay-for-performance philosophy, we award competitive annual incentive bonuses. When analyzed in the context of "total cash compensation" (base salary and bonuses), the NEO's total cash compensation should fall within the 25th to 75th percentile range of the total cash compensation paid to executives in comparable positions at companies listed in the peer group and, as appropriate, the general industry.

        Bonuses are determined based on pre-established corporate goals and are intended to be exempt from the limitation on compensation deductions under Section 162(m) of the Internal Revenue Code. The annual incentive plan is generally structured as follows, with changes made from year to year to reflect changing business needs and competitive circumstances:

  •
  At the beginning of each fiscal year, the Compensation Committee establishes performance measures and goals, which typically include financial metrics, development metrics and new product acquisitions. The Compensation Committee typically assigns a weight value based upon the overall goals in order to ensure a balanced approach to the various factors applied to determining bonus amounts. The Compensation Committee also establishes target thresholds required to earn an award and maximum payout percentages.

  •
  Also at the beginning of each fiscal year, the Compensation Committee establishes payout targets for each NEO. The Compensation Committee generally establishes the individual payout targets for each NEO based on the executive's position, level of responsibility and review of the compensation information from our peer group and published industry surveys.

  •
  After the close of each fiscal year, the Compensation Committee determines performance against the pre-established metrics for the Company. The NEOs receive a bonus based on their individual payout target percentage and the Company's performance relative to the specific performance goal.

        For fiscal year 2007, the pre-established corporate performance goals were: (1) revenue goals, (2) profitability, (3) development metrics, and (4) acquisitions. The Company has determined that disclosing the specific performance targets and actual results under its incentive program would result in competitive harm by revealing to our competitors our earnings targets, product developments, and targeted acquisitions. However, the fiscal year 2007 payout thresholds on these corporate measurements were considered challenging when established. We believe the performance goals were difficult to achieve due to increased competition, difficulties in acquiring or developing new products and overall economic conditions. The table below sets forth the percentage of the goals that were achieved.

Fiscal 2007 Annual Short-Term Incentive Compensation Results

	Revenue Goals	Profitability	Research & Development Metrics	Acquisitions

Percent of goal achieved in 2007	105%	95%	100%	Significantly above 100%

        In January 2008, the Compensation Committee recommended and the Board of Directors approved an increase in Mr. Schutter's fiscal year 2007 bonus potential from $117,000 to a target amount of $168,000 and maximum amount of $210,000, in recognition of Mr. Schutter's exceptional contributions to the Company as its Chief Commercial Officer. In connection with Mr. Schutter's promotion to President and Chief Operating Officer in December 2007, the Board of Directors further increased Mr. Schutter's fiscal year 2008 target and maximum bonus potentials to $227,500 and $341,250, respectively, which represent 70% and 105% of his fiscal year 2008 salary. The fiscal year 2007 target and maximum bonus payouts, expressed as a percentage of compensation, are set forth in the table below:

Fiscal Year 2007 Potential Bonus Payments
(Expressed as a percentage of salary)

Executive	Target (%)	Maximum (%)

Patrick P. Fourteau Chief Executive Officer	100	150

Edward J. Schutter President and Chief Operating Officer	60	75

Darrell Borne Executive Vice President, Chief Financial Officer, Secretary and Treasurer	70	105

Larry M. Dillaha, M.D. Executive Vice President and Chief Medical Officer	50	50

Leslie Zacks Executive Vice President, Chief Legal and Compliance Officer and Assistant Secretary	50	50

        The benchmark targets for bonus awards for the NEOs are set between the 25th to 75th percentile of the peer group analysis. These targets reflect the Compensation Committee's objective of continuing to grow the Company, leading to an increase in stockholder value. The actual bonus payments are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table; the target and maximum bonus payments are reported in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column of the Grants of Plan-Based Awards Table.

LONG-TERM INCENTIVE AWARDS

        We grant equity incentive awards to align the interests of our NEOs with our stockholders by providing our NEOs with strong incentives to increase stockholder value. Consistent with our pay-for-performance compensation philosophy, we grant above-market long-term (equity) incentives. The benchmark targets for equity awards for the NEOs are set between the 25th to 75th percentile of the peer group analysis.

        In fiscal year 2007, the Board of Directors adopted the Sciele Pharma, Inc. 2007 Stock Incentive Plan (the "2007 Plan"), to provide incentives and awards to select employees, directors, consultants, and advisors of the Company and its affiliates. Once the 2007 Plan became effective, the Company ceased to make additional awards under the 2002 Stock Plan (the "2002 Plan") or the 2003 Nonqualified Stock Option Plan (the "2003 Plan"). Although no new awards were issued under the 2002 Plan and the 2003 Plan, nor will there be new awards thereunder, the plans shall continue to exist and their provisions shall guide all awards that were granted under those plans prior to the effective date of the 2007 Plan. Any unexercised or unvested shares shall be allocated to the reserve of shares available for issuance.

        The Board of Directors adopted the 2007 Plan to provide the Company with greater flexibility to have an increased reserve of common stock available for future equity awards and to make future awards in a form other than the limited stock options and stock awards offered under the 2002 and 2003 Plans. The 2007 Plan provides for stock options, stock appreciation rights, restricted stock, restricted stock units, deferred share units and performance based awards. In addition, the 2007 Plan permits the recapture or forfeiture of equity awards issued thereunder for violations of post-termination loyalty agreements.

        The Company generally grants restricted stock units for NEOs in December of each fiscal year for the following fiscal year. Restricted stock units represent unissued shares of our common stock. We do not issue the stock until the applicable vesting requirements are satisfied. When the vesting requirements are satisfied, the executive receives shares of our common stock without restriction. The restricted stock units can be time vested (typically over a three-to-five-year period), performance-vested or a combination of both.

        A portion of the restricted stock units issued to the NEOs on December 5, 2007 vest ratably over four years commencing on the first anniversary of the date of grant; the remainder of the restricted stock units granted on that date vest in accordance with a five-year cliff vesting schedule that may vest ratably over three years upon the achievement of certain performance metrics. The performance metrics are established by the Board of Directors and are described within the "Annual Bonus" section of this Compensation, Discussion and Analysis. The achievements of these corporate measurements were considered challenging, when established, because of increased competition, difficulties in acquiring or developing new products and overall economic conditions. The number of restricted stock units granted to each NEO and the percentage of such awards granted with a four-year gradual vesting schedule, compared with those awarded with a five-year cliff vesting schedule, varies based on the executive's position and responsibilities. Since the Chief Executive Officer, the President, and the Chief Financial Officer have more ability to affect strategy and performance, their equity awards are more heavily weighted in the direction of the five-year cliff vesting schedule with a performance-based feature to accelerate the award. The table below sets forth the December 5, 2007 grants:

Restricted Stock Unit Awarded December 5, 2007 for the 2008 Fiscal Year
(by Percentage Granted by Vesting Schedules)

Executive	# Units	4-year gradual %	5-year cliff %

Patrick P. Fourteau Chief Executive Officer	123,000	30	70

Edward J. Schutter President and Chief Operating Officer	62,000	30	70

Darrell Borne Executive Vice President, Chief Financial Officer, Secretary and Treasurer	56,000	30	70

Larry M. Dillaha, M.D. Executive Vice President and Chief Medical Officer	32,000	50	50

Leslie Zacks Executive Vice President, Chief Legal and Compliance Officer and Assistant Secretary	32,000	50	50

        During fiscal year 2007 Mr. Zacks was promoted to the position of Executive Vice President, Chief Legal and Compliance Officer. On May 18, 2007, we granted to Mr. Zacks 10,000 restricted share units in recognition of his promotion and assumption of additional responsibilities. The restricted share units award vests ratably over four years commencing on the first anniversary of the grant and on each anniversary thereafter. Mr. Schutter, the President and Chief Operating Officer, was appointed to this position in December 2007. Accordingly, his increase in restricted stock awards reflects his promotion and attendant increase in responsibilities. Awarding restricted stock rather than options generally reduces dilution of our issued and outstanding stock, resulting in the Company's ability to issue fewer equity-based awards for the same value. Further, the Company believes that restricted stock has greater executive retention value than do options.

EMPLOYEE BENEFITS PROGRAMS

        Based on the Aon Consulting report, the executive benefits for the Company's NEOs are competitive with its peers.

        Retirement benefits.    Sciele provides a 401(k) plan with a 50 percent match on employee contributions up to 10 percent of salary (subject to regulatory limits).

        We maintain an Employee Stock Ownership Plan ("ESOP") in which all of our employees meeting certain tenure requirements are eligible to participate. The Company has broad discretion to determine the number of shares of common stock, if any, that will be contributed to the ESOP. The Company contributed 32,417 shares of common stock to the plan in January 2008 for the 2007 plan year.

        Effective as of fiscal year 2007, the Board of Directors adopted the Sciele Pharma, Inc. Deferred Compensation Plan. The Deferred Compensation Plan is designed to permit designated executives and directors to accumulate additional income for retirement and other personal financial goals. The nonqualified deferred compensation plan enables executives or directors to make elective deferrals of up to 75% of salary and up to 100% of bonuses, restricted stock awards, or board fees to which the individual will become entitled in the future. We provide matching contributions based on the participant's deferred base salary; but in no event will the amount of matching contributions to this plan plus the amount of matching contributions made on behalf of the participant under the 401(k)

Plan exceed 50% of the lesser of (i) the limit set forth in Section 402(g)(1)(B) of the Internal Revenue Code or (ii) 10% of total compensation. We may also provide discretionary contributions, subject to a four-year vesting schedule. No discretionary or matching Company contributions were made to the Deferred Compensation Plan on behalf of any participant for 2007. The Deferred Compensation Plan is maintained as an unfunded plan and is designed to comply with Section 409A of the Internal Revenue Code. Amounts credited to the Deferred Compensation Plan as NEO deferrals or Company contributions may also be credited with earnings (or losses) based upon investment selections made by each executive. NEOs may elect whether they will receive a distribution of their Deferred Compensation Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in annual installments up to 10 years. Upon the participant's separation from service, death, disability, or incurring an unforeseeable financial emergency, or a change in control by the Company, the account balances under this plan may be paid prior to the specified date elected by the participant.

        Health and welfare benefits.    Our benefits philosophy is to provide employees protection from catastrophic events and to offer competitive health and welfare benefits. In addition to standard employee benefits (medical, dental, life, short and long-term disability, and flexible spending accounts), the Company established an Executive Supplemental Life Insurance Plan ("ESLIP") and an Executive Supplemental Disability Insurance Plan ("ESDIP").

        The ESLIP is an insurance arrangement designed to provide a pre-retirement and post-retirement death benefit targeted at $250,000. Under the ESLIP, the Company purchases a cash value life insurance policy on the executive's life. The executive owns the policy and has the right to designate the policy beneficiary. The Company provides the executive with a bonus each year equal to the annual premium for the targeted coverage and a "gross-up" to help offset the executive's tax liability while additional to the Company's standard group life policy, the Company believes this total benefit to be on the low end of market competitive. In April 2008, we will change the policy provisions to provide life insurance for the NEOs to an amount of $500,000 to provide additional coverage.

        The ESDIP is a disability insurance arrangement designed to provide additional long-term individual disability income replacement. Under the ESDIP, the executive applies for an individual disability insurance policy to supplement the existing group long-term disability plan. The ESDIP covers base salary and bonus pay. Premiums are paid by Sciele and are taxable to the executive as imputed income. The amount of coverage varies by executive and is designed to provide up to 75% of base salary and bonus up to $15,000 per month after a period of 180 days of disability. Premiums are paid by the Company and are taxable to the employees as imputed income.

        Perquisites.    With respect to perquisites, the Company pays the reasonable commuting expenses of Mr. Fourteau between his home and the Company's corporate offices, which include airfare, transportation expenses, hotel expenses and meal expenses while in commute. In addition, because of the nominal cost to the Company, the Compensation Committee determined in 2007 that it was in the Company's and the executives' best interests to provide the NEOs with subsidized health club memberships. Other than the Company-subsidized health club costs and Mr. Fourteau's commuting expenses, we do not provide our NEOs with any perquisites.

        Severance and Change in Control Benefits.    In December 2007, we amended the employment agreements of our NEOS for compliance with Section 409A of the Internal Revenue Code. Under the prior employment agreements with the NEOs, the Chief Executive Officer and Chief Financial Officer would receive greater post-separation benefits than the other NEOs. The Compensation Committee determined that we should provide severance and change in control benefits in equal amounts to all NEOs to provide consistent and market-competitive treatment. Accordingly, the employment agreements for all NEOs now provide the following severance benefits payable to a NEO upon an involuntary termination of employment for any reason other than cause, or death:

  •
  a lump sum equal to one year's worth of base salary;

  •
  a lump sum equal to 100% of the bonus paid in the immediately preceding year;

  •
  12 months of COBRA coverage; and

  •
  immediate vesting of unvested stock options and stock awards.

        Upon an involuntary termination of employment or resignation for good reason within one year following a change in control of the Company, the employment agreements provide for the following severance benefits:

  •
  a lump sum equal to two year's worth of base salary;

  •
  a lump sum equal to 200% of the bonus paid in the immediately preceding year;

  •
  24 months of COBRA coverage; and

  •
  immediate vesting of certain unvested stock options and stock awards.

        The payment of benefits is conditioned upon the NEO executing a general release in favor of the Company and agreeing to covenants providing for the confidentiality of Company information, one year non-competition, and a one year of non-solicitation. The estimated post-employment payments are reported in the Potential Payments upon Termination Table below.

ACCOUNTING AND TAX IMPLICATIONS

        Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to covered employees. Compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is "performance based" as defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee considers the net cost to the Company, and its ability to effectively administer the executive compensation program in the interests of the stockholders. No amounts were paid that were not deductible under Section 162(m).

        Section 409A Compliance.    We have designed our compensation programs and awards to NEOs to be exempt from, or to comply with, Section 409A of the Internal Revenue Code. Our Compensation Committee is authorized to take certain actions with respect to various elements of compensation to avoid the potential imposition of additional income tax liability to the executive officers under Section 409A, as permitted by regulations promulgated by the United States Treasury Department and other applicable guidance.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for the oversight of the Company's compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

        Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and Proxy Statement for the 2008 Annual Meeting of Shareholders, each of which will be filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Patrick J. Zenner—Chairman
Jon S. Saxe
Pierre Lapalme

EXECUTIVE COMPENSATION TABLES

2007 Summary Compensation Table

        The information included in the Summary Compensation Table below reflects the compensation earned by our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers in 2007. We refer to these five individuals collectively as our "NEOs."

Executive and Positions	Year	Salary			Stock Awards(3)		Option Awards(3)		Non-Equity Incentive Plan Comp.			All Other Compensation (6)		Total

Patrick P. Fourteau Chief Executive Officer	2007 2006	$ $	375,000 325,000	(1)	$ $	1,969,694 912,901	$ $	1,726,203 1,758,892	$ $	562,500 342,875	(4)(5)	$ $	89,096 52,730	$ $	4,722,493 3,392,398

Edward J. Schutter President and Chief Operating Officer	2007 2006	$ $	278,333 195,000	(2)	$ $	474,706 137,981	$ $	— —	$ $	210,000 117,000	(7)	$ $	34,876 16,509	$ $	997,919 466,490

Darrell Borne Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2007 2006	$ $	280,000 240,000	(1)	$ $	1,180,734 635,826	$ $	408,487 500,585	$ $	294,000 177,360	(4)(5)	$ $	29,077 18,373	$ $	2,192,298 1,572,144

Larry M. Dillaha, M.D. Executive Vice President and Chief Medical Officer	2007 2006	$ $	239,167 179,352	(2)	$ $	356,084 71,538	$ $	— —	$ $	120,000 97,250	(4)(5)	$ $	19,899 15,000	$ $	735,150 363,140

Leslie Zacks Executive Vice President, Chief Legal and Compliance Officer and Assistant Secretary	2007 2006	$ $	242,500 205,000		$ $	320,452 138,538	$ $	181,250 181,295	$ $	125,000 102,500	(4)(5)	$ $	24,149 17,953	$ $	893,351 645,286

(1)
Mr. Fourteau and Mr. Borne deferred $37,500 and $8,400, respectively, of their 2007 salary, pursuant to the Sciele Pharma, Inc. 2007 Deferred Compensation Plan.

(2)
Mr. Schutter and Dr. Dillaha commenced employment during 2006 with annual rates of base salary of $260,000 and $200,000, respectively. Their base salaries reported reflect the compensation actually paid during 2006 for the partial year of services.

(3)
The amounts in the stock awards and option awards columns reflect the dollar amount recognized for awards issued pursuant to the Sciele Pharma, Inc. 2002 Stock Plan and 2007 Stock Incentive Plan for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R). Consequently, the figures include amounts from awards granted in and prior to 2007. See the Summary of Significant Accounting Policies in footnote 1 of the Company's Form 10-K for the year ended December 31, 2007 for a complete description of the FAS 123(R) valuation.

(4)
The cash bonus payable is computed by multiplying the 2007 Base Salary by the "bonus potential" in the case of the Chief Executive Officer and the Chief Financial Officer. For all other named executive officers, the target and maximum bonus payouts are set at a fixed dollar amount. The "bonus potential" is a percentage that was determined by ascertaining the extent to which the Company meets certain performance goals. The goals are weighted differently for each executive based on their areas of responsibility. The table below shows the goals and the percentage achieved in 2007 for each:

	Revenue Goals	Profitability	Research & Development Metrics	Acquisitions

% of goal achieved in 2007	105%	95%	100%	Significantly above 100%

(5)
Although the Company exceeded the threshold under which a maximum bonus would be paid, the bonus is capped. Please refer to the target and maximum bonus payments reported in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column of the Grants of Plan-Based Awards Table.

(6)
All Other Compensation for 2007:

Executive	401(k)	AD&D	STD	LTD	Health Ins.	Health Club	Commute*	Total

Fourteau	7,750	18,544	2,609	10,641	9,566	550	39,436	89,096

Schutter	7,750	9,204	1,862	5,837	9,554	669	—	34,876

Borne	7,750	4,311	1,906	4,944	9,566	600	—	29,077

Dillaha	7,750	3,402	1,598	702	5,837	600	—	19,899

Zacks	7,750	2,652	1,615	1,978	9,554	600	—	24,149

  *
  Mr. Fourteau's commuting expenses consisted of (i) taxi, limousine, parking and gas expenses of $8,584; (ii) airfare of $18,286; (iii) lodging of $11,583; and (iv) meals of $983.

(7)
In January 2008, the Compensation Committee recommended and the Board of Directors approved an increase in Mr. Schutter's bonus potential from $117,000 to a target amount of $168,000 and maximum amount of $210,000 in recognition of Mr. Schutter's exceptional contributions to the Company as its Chief Commercial Officer.

Grants of Plan-Based Awards

        The following table provides information concerning the annual and long-term incentive awards granted to each of our NEOs in 2007.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					All Other Stock Awards: Number of Shares of Stock or Units(2) (c)		Grant date Fair Value of Stock and Option Awards(8) (d)
Name	Grant Date	Target (a)	Maximum (b)

Patrick P. Fourteau	— 12/5/2007 12/5/2007	$375,000 — —	$562,500 — —		— 36,900 86,100	(3)(6) (4)(6)	$ $	— 811,800 1,894,200

Edward J. Schutter	— 12/5/2007 12/5/2007	$168,000 — —	$210,000 — —	(5)	— 18,600 43,400	(3)(6) (4)(6)	$ $	— 409,200 954,800

Darrell Borne	— 12/5/2007 12/5/2007	$196,000 — —	$294,000 — —		— 16,800 39,200	(3)(6) (4)(6)	$ $	— 369,600 862,400

Larry M. Dillaha, M.D.	— 12/5/2007 12/5/2007	$120,000 — —	$120,000 — —		— 16,000 16,000	(3)(6) (4)(6)	$ $	— 352,000 352,000

Leslie Zacks	— 5/18/2007 12/5/2007 12/5/2007	$125,000 — — —	$125,000 — — —		— 10,000 16,000 16,000	(3)(7) (3)(6) (4)(6)	$ $ $	— 240,000 352,000 352,000

(1)
The amounts shown in columns (a) and (b) reflect the target and maximum payments that may be made to the named executive officers. The actual bonus payments are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The amounts reported in column (c) reflect the number of shares of common stock subject to the restricted stock units granted to each named executive officer during the year under the 2007 Stock Incentive Plan.

(3)
The restricted stock units vest in 25% increments beginning on the first anniversary of the grant and on each anniversary thereafter.

(4)
The restricted stock units vest when the Company achieves certain performance based metrics or on the fifth anniversary of the date of grant. Upon the Company's achievement of certain performance metrics, the five year awards may vest over three years. The performance metrics are set each plan year by the Board of Directors and relate to revenue, EBITDAS, and new revenue source goals.

(5)
In January 2008, the Compensation Committee recommended and the Board of Directors approved an increase in Mr. Schutter's bonus potential from $117,000 to a target amount of $168,000 and maximum amount of $210,000 in recognition of Mr. Schutter's exceptional contributions to the Company as its Chief Commercial Officer.

(6)
The restricted stock units granted on December 5, 2007 are for the year ending December 31, 2008.

(7)
In conjunction with Mr. Zacks' promotion to Executive Vice President and Chief Legal and Compliance Officer and Assistant Secretary, Mr. Zacks received a grant of 10,000 restricted share units that vest in 25% increments beginning on the first anniversary of the grant and on each anniversary thereafter.

(8)
The amounts reported in column (d) reflect the grant date fair values for awards issued pursuant to the Sciele Pharma, Inc. 2007 Stock Incentive Plan for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R). See the Summary of Significant Accounting Policies in footnote 1 of the Company's Form 10-K for the year ended December 31, 2007 for a complete description of the FAS 123(R) valuation.

Outstanding Equity Awards at December 31, 2007

        The following table provides information regarding outstanding stock option awards and unvested restricted stock or restricted stock unit awards held by each NEO as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price			Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested

Patrick P. Fourteau	52,500 200,000 100,000 12,500 9,375 —	— — — 25,000 28,125 —	$ $ $ $ $	10.47 11.46 21.34 15.79 15.79	(3) (2)	11/17/2010 12/22/2010 12/8/2011 1/24/2013 1/24/2013	— — — — — 351,750	$	— — — — — 7,193,288

Edward J. Schutter	—	—		—		—	110,750		$2,264,838

Darrell Borne	50,000 6,666 5,000 —	— 13,334 15,000 —	$ $ $	21.34 15.79 15.79	(3) (2)	12/8/2011 1/24/2013 1/24/2013	— — — 197,250	$	— — — 4,033,763

Larry M. Dillaha, M.D.	—	—		—		—	72,500		$1,482,625

Leslie Zacks	25,000 12,500 —	— 12,500 —	$ $	21.82 21.82	(2)	1/3/2012 1/3/2012	— — 76,375	$	— — 1,561,869

(1)
The expiration date of each option occurs seven years after the date of grant.

(2)
The option award vests in 25% increments beginning on the first anniversary of the grant and on each anniversary thereafter.

(3)
The option award cliff vests on the fifth anniversary of the date of the grant. Upon the Company's achievement of certain performance metrics, the five-year cliff vesting schedule may be accelerated to a three-year gradual vesting schedule.

Option Exercises and Stock Vested

        The following table provides information regarding the number of stock options that were exercised by NEOs during the last fiscal year. The table also provides information regarding the vesting of restricted stock or restricted stock unit awards during the last fiscal year.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise		Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting

Patrick P. Fourteau	152,500	(1)	$2,648,538	96,250	(3)	$2,420,925

Edward J. Schutter	—		—	16,250	(4)	$380,225

Darrell Borne	51,875	(2)	$1,045,700	61,250	(5)	$1,557,400

Larry M. Dillaha, M.D.	—		—	13,500	(6)	$319,345

Leslie Zacks	—		—	14,375	(7)	$358,400

(1)
Reflects shares received upon exercise of options granted pursuant to the 2002 Stock Plan. Included in the amount exercised are 52,500 shares form options granted in May 2003 and 100,000 shares from options granted in November 2003.

(2)
Reflects shares received upon exercise of options granted pursuant to the 2002 Stock Plan. Included in the amount exercised are 40,000 shares from options granted in June 2003; 1,875 shares from options granted in January 2003; and 10,000 shares from options granted in December 2002.

(3)
Reflects the vesting of shares granted pursuant to the 2002 Stock Plan. Included in the amount vested are 17,500 shares from restricted shares granted in January 2006; 28,750 shares from restricted shares granted in December 2006; and 50,000 shares from restricted shares granted in October 2005.

(4)
Reflects the vesting of shares granted pursuant to the 2002 Stock Plan. Included in the amount vested are 7,500 shares from restricted shares granted in April 2006 and 8,750 shares from restricted shares granted in December 2006.

(5)
Reflects the vesting of shares granted pursuant to the 2002 Stock Plan. Included in the amount vested are 8,750 shares from restricted shares granted in January 2006; 15,000 shares from restricted shares granted in December 2006; and 37,500 shares from restricted shares granted in October 2005.

(6)
Reflects the vesting of shares granted pursuant to the 2002 Stock Plan. Included in the amount vested are 1,000 shares from restricted shares granted in April 2006; 7,500 shares from restricted shares granted in December 2006; 2,500 shares from restricted shares granted in February 2006; and 2,500 shares from restricted shares granted in August 2006.

(7)
Reflects the vesting of shares granted pursuant to the 2002 Stock Plan. Included in the amount vested are 4,375 shares from restricted shares granted in January 2006; 3,750 shares from restricted shares granted in December 2006; and 6,250 shares from restricted shares granted in October 2005.

Non-Qualified Deferred Compensation Plan

        The following table provides information with respect to non-qualified deferred compensation plans for each of the NEOs.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at last FYE

Patrick P. Fourteau	$37,500	—	$52	—	$37,552

Edward J. Schutter	$—	—	$—	—	$—

Darrell Borne	$8,400	—	$12	—	$8,412

Larry M. Dillaha, M.D.	$—	—	$—	—	$—

Leslie Zacks	$—	—	$—	—	$—

(1)
Reflects salary deferrals and earnings under the Sciele Pharma, Inc. 2007 Deferred Compensation Plan.

Potential Payments Payable Upon a December 31, 2007 Termination Event

        The following table provides information with respect to potential severance benefits. Under the employment agreements, benefits are payable to a NEO upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Post-termination benefits consist of:

Executive/ Termination Event	Cash Severance Payment		Continuation of Employer-Paid Health Insurance		Acceleration of Stock Awards(5)	Acceleration of Stock Options(5)		Total Termination Benefits

Patrick P. Fourteau
Without Cause or Death	$717,875	(1)	$9,566	(3)	$7,193,288	$247,563		$8,168,292
Involuntary or good reason after change in control (CIC)	$1,435,750	(2)	$19,133	(4)	$7,193,288	$247,563		$8,895,734

Edward J. Schutter
Without Cause or Death	$397,000	(1)	$9,554	(3)	$2,264,838	$—		$2,671,392
Involuntary or good reason after CIC	$794,000	(2)	$19,107	(4)	$2,264,838	$—		$3,077,945

Darrell Borne
Without Cause or Death	$457,360	(1)	$9,566	(3)	$4,033,763	$132,036		$4,632,725
Involuntary or good reason after CIC	$914,720	(2)	$19,133	(4)	$4,033,763	$132,036		$5,099,652

Larry M. Dillaha, M.D.
Without Cause or Death	$337,250	(1)	$5,837	(3)	$1,482,625	$—		$1,825,712
Involuntary or good reason after CIC	$674,500	(2)	$11,673	(4)	$1,482,625	$—		$2,168,798

Leslie Zacks
Without Cause or Death	$352,500	(1)	$9,554	(3)	$1,561,869	$0	(6)	$1,923,923
Involuntary or good reason after CIC	$705,000	(2)	$19,107	(4)	$1,561,869	$0	(6)	$2,285,976

(1)
Lump sum equal to 12 months of salary and 100% of the bonus received for the preceding fiscal year.

(2)
Lump sum equal to 24 months of salary and 200% of bonus received for the preceding fiscal year.

(3)
12 months maximum continued health insurance coverage.

(4)
24 months maximum continued health insurance coverage.

(5)
Shares of restricted stock and unvested stock options will immediately vest and become exercisable.

(6)
The options are under water (the exercise price exceeds the stock price on December 31, 2007).

2007 Director Compensation Table

        The information included in the Director Compensation Table below reflects the compensation earned by our Directors in 2007.

Executive and Positions(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	Option Awards(5)	Non-Equity Incentive Plan Comp.	All Other Compensation	Total

Pierre Lapalme	$79,500	$81,600	$59,634	$—	$—	$220,734

Patrick J. Zenner	$60,000	$81,600	$65,297	$—	$—	$206,897

William J. Robinson	$51,000	$81,600	$77,338	$—	$—	$209,938

Jerry N. Ellis	$66,000	$81,600	$59,634	$—	$—	$207,234

Jon S. Saxe	$33,000	$81,600	$62,723	$—	$—	$177,323

Jerry C. Griffin, M.D.	$50,000	$68,531	$—	$—	$—	$118,531

(1)
Patrick P. Fourteau, an employee-Director, received no director compensation.

(2)
In 2007, each Director who was not an employee received the following compensation

Annual retainer	$30,000

In-person attendance fee	$2,000

Telephone attendance fee	$1,000

Board chair fee	$15,000

Audit Committee chair fee	$10,000

Audit Committee financial expert	$10,000

Compensation Committee chair	$7,500

NGC Committee chair	$5,000

M&A Committee chair	$5,000

(3)
At the 2007 annual meeting of stockholders, the Directors were each granted 10,000 restricted stock units.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) and includes amounts from restricted stock and unit awards granted in and prior to 2007. As of December 31, 2007, each Director has the following number of unvested restricted shares and stock units: Pierre Lapalme, 13,125; Patrick J. Zenner, 13,125; William J. Robinson, 13,125; Jerry N. Ellis, 13,125; Jon S. Saxe, 13,125; and Jerry C. Griffin, M.D., 11,875.

(5)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) and includes amounts from option awards granted prior to 2007. As of December 31, 2007, each Director has the following aggregate number of options outstanding: Pierre Lapalme, 25,500; Patrick J. Zenner, 46,300; William J. Robinson, 20,000; Jerry N. Ellis, 26,750; and Jon S. Saxe, 32,750.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

        There were no transactions since January 1, 2007 through the date of this proxy statement, or any currently proposed transactions, in which Sciele was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest except for the compensation matters described elsewhere in this proxy statement. It is the policy of Sciele's Board of Directors to review any such potential transaction prior to Sciele's entry therein, and the Board of Directors requires management to bring any such potential transaction to the Board of Directors' consideration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Sciele's executive officers, directors and 10% stockholders to file reports regarding their initial ownership of Sciele's common stock and changes in ownership with the SEC and the Nasdaq Stock Market. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish Sciele with copies of all Forms 3, 4 and 5 and any amendments thereto filed with the SEC or a written representation that the person is not required to file a Form 5. Based solely on its review of copies of such documents, Sciele believes that with respect to fiscal year 2007, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Action is to be taken at the Annual Meeting with respect to the ratification of the independent registered public accounting firm, who were selected by the Audit Committee of the Board of Directors to audit the financial statements of Sciele for the fiscal year ending December 31, 2008. Although the ratification of an independent registered public accounting firm is not required to be submitted to a vote of the stockholders, Sciele believes that such ratification is a matter on which the stockholders should express their opinion. Notwithstanding stockholder approval of the ratification of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee believes that such a change would be in the best interest of Sciele and its stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP as the independent registered public accounting firm of Sciele for the fiscal year ending December 31, 2008.

        KPMG LLP has advised Sciele that no member of its firm has any direct or indirect material financial interest in Sciele. Representatives of KPMG LLP, our independent registered public accounting firm for the current year are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SCIELE.

TRANSACTION OF OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER PROPOSALS

        Proposals by stockholders intended to be presented at Sciele's 2009 Annual Meeting of Stockholders must be received by Sciele at its corporate headquarters no later than November 5, 2008 in order to be included in Sciele's 2009 Proxy Statement. However, in the event that the date of Sciele's 2008 Annual Meeting is changed by more than 30 days from this year's Annual Meeting, then proposals must be received within the period of time specified in Sciele's Amended and Restated Bylaws.

        Sciele's Amended and Restated Bylaws require that in order for stockholders to nominate directors or bring matters before an Annual Meeting, nominations must be received by the Secretary at that address (a) in the case of an annual meeting, not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year's annual meeting; provided, however, if the annual meeting is more than 30 days prior to or 60 days after the anniversary date of the previous year's annual meeting, then the notice must be received not later than the later of (i) the close of business 90 days prior to the annual meeting or (ii) the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or publicly disclosed and (b) in the case of a special meeting, not more than the close of business on the tenth (10th) day following the day on which the notice of the date of the special meeting was mailed or publicly disclosed, whichever occurs first.

BENEFICIAL OWNERS

        Unless we have received contrary instructions, Sciele may send a single copy of its annual report, proxy statement and notice of annual meeting to any household at which two or more stockholders reside if Sciele believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce Sciele's expenses.

        If you would like to receive your own set of Sciele's annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of Sciele's annual disclosure documents, follow these instructions.

        If your shares are registered in your own name, please contact Sciele at its executive offices at Five Concourse Parkway, Suite 1800, Atlanta, GA 30328, Attention: Secretary at (770) 442-9707 to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

        Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to vote by telephone or Internet as described on the proxy card or date and sign your proxy card exactly as your name appears on your stock certificate and return it in the postage-paid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

        Upon the written request of any record or beneficial owner of common stock of Sciele whose proxy was solicited in connection with the 2008 Annual Meeting of Stockholders, Sciele will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for is fiscal year ended December 31, 2007. Requests for a copy of such Annual Report on Form 10-K should be addressed to Investor Relation Department, Sciele Pharma, Inc., Five Concourse Parkway, Suite 1800, Atlanta, GA 30328.

        It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to vote by telephone or via the Internet or sign, complete, date and return the proxy card in the postage-paid envelope.

By Order of the Board of Directors

Pierre Lapalme Chairman of the Board
March 12, 2008

Appendix A

AUDIT COMMITTEE CHARTER
OF
SCIELE PHARMA, INC.
December 4, 2007

I.
CHARTER

        This document shall be the official governing charter ("Charter") of the Audit Committee (the "Committee") of the Board of Directors of Sciele Pharma, Inc., a Delaware corporation (the "Company"). This Charter hereby replaces and supersedes all former Charters. Definitions of certain terms used in this Charter are included in the definitions section herein.

II.
PURPOSE

        The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by maintaining a committee of independent directors for the purposes described in this Charter. The Committee's primary focus shall involve oversight of (a) the integrity of the Company's financial reports provided by the Company to any governmental body or the public (b) the Company's systems of internal auditing and controls, and (c) the Company's finance, auditing, accounting, legal and financial reporting as established by the Company. Consistent with this purpose, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Company's outside independent auditors shall ultimately be accountable to the Committee, as representatives of the Company's stockholders. The Committee shall be accountable and responsible to the full board.

        The Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to review the financial statements and management's discussion and analysis of financial condition and results of operations contained in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

  •
  Review and appraise the audit efforts of the Company's independent auditors.

  •
  Provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors.

  •
  Pre-approve all audit and permissible non-audit services to be performed for the Company by its independent auditors.

  •
  Appoint, compensate, oversee and, if applicable, replace the independent auditors which audit the Company's financial statements.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section V of this Charter.

        The Company shall provide the Committee with unrestricted access to all internal and external information available to the Company to facilitate the Committee's fulfillment of its functions and purpose. The Committee does not provide special assurances on the Company's financial statements, financial reporting or internal controls, but rather serves as one among other means to promote the quality and integrity of the Company's financial statements, financial reporting and internal controls.

III.
COMPOSITION

        The Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be qualified to be a member of the Committee under the National Association of Securities Dealers, Inc. ("NASD") Listing Standards for Nasdaq-listed companies and the applicable rules promulgated by the Securities and Exchange Commission, subject to the permissible exceptions provided by the NASD Listing Standards for Nasdaq-listed companies. In furtherance thereof, each member of the Committee shall be "independent" within the meaning of the NASD Listing Standards for Nasdaq-listed companies and the rules and regulations promulgated by the Securities and Exchange Commission, subject to the permissible exceptions provided by the NASD Listing Standards for Nasdaq-listed companies. In addition, each member shall (1) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time in the past three years, and (2) be able to read and understand fundamental financial statements, including the balance sheets, income statements and cash flow statements of the Company. The Board of Directors shall also appoint at least one member who is an "audit committee financial expert."

        Upon recommendation by the Nominating and Corporate Governance Committee, the members of the Committee shall be elected by the Board of Directors and shall serve a one-year term or until replaced or removed by the Board of Directors from time to time at its discretion if earlier. Unless a chairperson is elected by the full Board of Directors, the members of the Committee may designate a chairperson by majority vote of the full Committee membership.

        The Committee may form and delegate authority to subcommittees when appropriate and permitted by applicable law.

IV.
MEETINGS

        The Committee shall meet formally at least four times a year or as more frequently as the discharge of its responsibilities shall require. The chairperson or a majority of the members of the Committee may call meetings of the Committee upon reasonable notice to all members of the Committee. The Committee shall meet at such times and places as shall be determined by the chairperson or a majority of the members of the Committee, as the case may be. At each meeting of the Committee, a majority of the members shall constitute a quorum, and a majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. When present, the chairperson will preside at all meetings of the Committee. The Committee may meet in person or by telephonic, video conference or other communications equipment by means of which each of the participating members can simultaneously hear each other, and may take actions by unanimous written consent or electronic transmission of all the members of the Committee.

        The Committee shall also meet in person or by telephonic, video conference or other communications equipments by means of which each of the participating members can simultaneously hear each other, with the Company's management and its independent auditors, to review and make inquiries regarding the Company's financial statements and other financial information, prior to the filing of the Company's Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q with the Securities and Exchange Commission or the issuance of any press release announcing the Company's quarterly or annual financial results.

        As part of its purpose to foster open communication, the Committee will, in its scheduled meetings, include management and the independent auditors, as necessary. Portions of some of the meetings will be held with only the independent auditors, portions with only Company internal finance and accounting staff, portions with only Company management and portions with only the Committee members. The Committee shall report on its meetings to the Board of Directors in an appropriate and timely fashion and may retain legal counsel and other outside advisers for the purpose of giving advice and maintaining accurate minutes of the meetings.

V.
RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

        1.     Review, reassess the adequacy of and, if it deems necessary or appropriate, update this Charter at least annually as conditions dictate and determine whether it has satisfied its responsibilities under this Charter during the prior year.

        2.     Review and discuss, with the Company's management and the independent auditors, all audited and unaudited financial statements, reports and other financial information of the Company prior to the filing or furnishing of such financial statements, reports or other financial information submitted to the Securities and Exchange Commission, including the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q, and any other submissions containing the Company's financial statements, reports or other financial information, including any certificate, report, opinion or review rendered by the independent auditors.

        3.     Prepare a report to be included in the Company's annual Proxy Statement regarding the Committee's activities, in accordance with the requirements set forth by the Securities and Exchange Commission.

Independent Auditors

        4.     Have sole authority to appoint, compensate, oversee, retain and replace the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

        5.     Review and monitor the scope and approach to the annual audit.

        6.     Annually, ensure the receipt of, and review, a formal written statement from the independent auditors setting forth all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the auditors.

        7.     Annually, review the performance of the independent auditors and discharge such auditors in its discretion when circumstances warrant in accordance with the fact that the independent auditors are ultimately responsible to the Committee as the representative of the Board of Directors and the stockholders.

        8.     Periodically consult with management and the independent auditors (which, in the discretion of the Committee, may occur out of the presence of management) about internal controls and the quality and accuracy of the Company's financial statements.

        9.     Approve or pre-approve all audit and non-audit services to be provided by the Company's independent auditors which audit the Company's financial statements.

Internal Finance and Accounting

        10.   Monitor the appointment, replacement, reassignment or dismissal of the members of the Company's internal finance and accounting department by management, including the appointment and replacement of senior internal auditing employees.

        11.   At least semi-annually, the Company's internal finance and accounting department shall report directly to the Committee as to its activities and any other matter requested of it by the Committee.

        12.   Discuss with independent auditors the internal finance and accounting department's responsibilities, budget and staffing, and any changes recommended by the Committee in the planned scope of the internal audit.

Financial Reporting

        13.   In consultation with the independent auditors and management, review and monitor the quality and integrity of the Company's financial reporting processes, both internal and external, and oversee the Company's: (a) "disclosure control and procedures," (b) "internal control over financial reporting," (c) Code of Ethics for Chief Executive and Financial Executives, and (d) various certification obligations, all as required pursuant to federal securities laws.

        14.   Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

        15.   Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors and management and/or its internal finance and accounting department.

Process Improvement

        16.   Establish systems of reporting to the Committee by each of management and the independent auditors regarding any significant judgments and estimates made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments and estimates.

        17.   Following completion of the annual audit, review separately with each of management, the independent auditors and the Company's internal finance and accounting department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management's response.

        18.   Review and resolve any significant disagreement among management and the independent auditors or the Company's internal finance and accounting department in connection with the preparation of the financial statements.

        19.   Review with the independent auditors, the Company's internal finance and accounting department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

Ethical and Legal Compliance; Funding

        20.   Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall have the exclusive authority to oversee, investigate and take remedial action with respect to any and all complaints regarding accounting, internal accounting controls or auditing matters. In addition, at least annually, the Committee shall report to the Board of Directors as to the status of all complaints relating to material accounting, internal accounting controls or auditing matters of which the Committee is aware.

        21.   Approve, in advance, all Related Party Transactions and the Committee shall be provided with all pertinent information and data regarding any such proposed transaction.

        22.   Review management's monitoring of the Company's compliance with the Company's ethical policies and any code of conduct or any portions thereof which the Company may from time to time adopt relating to accounting, internal accounting controls and auditing matters, including the confidential and anonymous submissions by employees of the Company regarding known or suspected violations of the Company's ethical policies and code of conduct.

        23.   Evaluate whether management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to appropriate governmental organizations and the public satisfy the applicable legal requirements.

        24.   Review legal compliance matters with the Company's legal counsel.

        25.   Review any legal matter that could have a significant impact on the Company's financial statements with the Company's legal counsel.

        26.   Conduct or authorize investigations into any matters within the Committee's scope of responsibility.

        27.   Retain independent legal counsel and other professionals or advisors as the Committee determines necessary or appropriate to carry out its duties.

        28.   Determine appropriate funding for the payment of compensation to the independent auditors, any advisors retained by the Committee and for ordinary administrative expenses of the Committee, which funding shall be provided by the Board of Directors to the Committee and the Committee shall provide to the Chief Financial Officer a written estimate of the expenses to be incurred in the retention of independent auditors or any advisors or for administrative purposes, unless such written estimate would compromise, as reasonably determined by the Committee, the ability of the Committee to perform its duties or its independence.

        29.   Perform any other activities consistent with this Charter, the Company's Restated Certificate of Incorporation, the Company's Amended and Restated By-laws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

* * * * *

DEFINITIONS

        In the event the NASD Listing Standards for Nasdaq-listed companies or the applicable rules and requirements of the Securities and Exchange Commission are amended from time to time to revise their defined terms, the corresponding definitions herein shall be automatically amended to conform to such definitions as revised by the Securities and Exchange Commission or the NASD, as applicable.

        Affiliate means every (a) member of or nominee to the Board of Directors, (b) officer of the Company, and (c) beneficial or record owner of 5% or more of the Company's outstanding common stock (including members of such person's immediate family—spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law).

        Audit Committee Financial Expert means a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal controls and procedures for financial reporting, and (v) an understanding of audit committee functions. In addition, the person shall have acquired such attributes through: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions, (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or (iv) other relevant experience.

        Family Member means a person's spouse, parents, children and siblings, whether by blood, marriage (including any in-law relationships) or adoption, or anyone residing in such person's home.

        Independent Director means a person other than an executive officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

        A.    a director who is, or at any time during the past three (3) years was, employed by the Company or by any subsidiary of the Company;

        B.    a director who accepted or who has a Family Member who accepted any payments from the Company or any subsidiary of the Company in excess of $100,000 during any twelve consecutive months within the three (3) years preceding the determination of independence, other than the following:

    (i)
    compensation for Board of Directors or Board committee service;

    (ii)
    compensation paid to a Family Member who is a non-executive employee of the Company or a subsidiary of the Company; or

    (iii)
    benefits under a tax-qualified retirement plan, or non-discretionary compensation.

        C.    a director who is a Family Member of an individual who is, or at any time during the past three (3) years was, employed by the Company or by any subsidiary of the Company as an executive officer;

        D.    a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three (3) fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

    (i)
    payments arising solely from investments in the Company's securities; or

    (ii)
    payments under non-discretionary charitable contribution matching programs;

        E.    a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three (3) years any of the executive officers of the Company serve on the compensation committee of such other entity;

        F.     a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company 's audit at any time during any of the past three (3) years;

        G.    a director who, other than in his or her capacity as a member of the Board of Directors, the Committee or any other Board committee:

    (i)
    has accepted directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company; provided that such compensation is not contingent in any way on continued service; or

    (ii)
    is an Affiliate of the Company or any subsidiary of the Company; or

        H.    a director who participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years.

Related Party Transaction means any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404.

* * * * *

PROXY		PROXY
SCIELE PHARMA, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
April 25, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Sciele Pharma, Inc., a Delaware corporation ("Sciele"), hereby appoints Patrick Fourteau and Darrell Borne as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders to be held at 1:00 p.m., local time on April 25, 2008 at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346, and at any adjournment(s) or postponement(s) thereof and, to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on matters set forth on the reverse side of this proxy card.

        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF THIS PROXY IS EXECUTED AND NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION NAMED ON THIS PROXY CARD, AND FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO THE TRANSACTION OF ALL OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued and to be signed on reverse side)

7234—Sciele Pharma, Inc.

SCIELE PHARMA, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ☒

CONTROL NUMBER

The Board of Directors recommends a vote "FOR" the election of the nominees.
1.	Election of Class C Directors for a three year term.		For	Withhold	2.	Ratification of the appointment of KPMG LLP as Sciele's independent registered public accounting firm.	For ☐	Against ☐	Abstain ☐
	Nominees:	01-Pierre Lapalme	☐	☐
		02-William J. Robinson	☐	☐
		03-Patrick J. Zenner	☐	☐
	Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the line above.				3.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote "FOR" matter listed below.	CHECK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
The proxy is authorized to vote, in his discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
By executing below, the undersigned acknowledges receipt from Sciele, prior to the execution of this proxy, of a notice of the Annual Meeting, a Proxy Statement and an Annual Report.
Dated: _____________, 2008
Signature

Signature if held Jointly

NOTE: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee or guardian or as an officer, signing for a corporation or other entity, please give full title under signature.

/*\ FOLD AND DETACH HERE /*\

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

SCIELE PHARMA, INC.

    Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Sciele Pharma, Inc. that you are entitled to vote.

    Please consider the issues discussed in the proxy statement and cast your vote by:

Accessing the World Wide Web site www.proxyvote.com to vote via the internet. Have your control number (located in the upper right corner of the proxy form) available when you access the web page.

Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-800-690-6903 and follow the instructions. Have your control number (located in the upper right corner of the proxy form) available when you call.

Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Sciele Pharma, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

7234—Sciele Pharma, Inc.

QuickLinks

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
IMPORTANT
VOTING PROCEDURES
PROPOSAL I ELECTION OF CLASS C DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
Restricted Stock Unit Awarded December 5, 2007 for the 2008 Fiscal Year (by Percentage Granted by Vesting Schedules)
2007 Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at December 31, 2007
Option Exercises and Stock Vested
Non-Qualified Deferred Compensation Plan
Potential Payments Payable Upon a December 31, 2007 Termination Event
2007 Director Compensation Table
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TRANSACTION OF OTHER BUSINESS
FUTURE STOCKHOLDER PROPOSALS
BENEFICIAL OWNERS
  Appendix A
DEFINITIONS